SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cytokinetics, Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Cytokinetics, Incorporated

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2020

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cytokinetics, Incorporated, a Delaware corporation, will be held on Wednesday, May 13, 2020, at 10:30 a.m. local time at the Company’s headquarters, 280 East Grand Avenue, South San Francisco, CA 94080, for the following purposes:

1.

To elect the Board of Directors’ nominees, L. Patrick Gage, Ph.D., Edward M. Kaye, M.D. and Wendell Wierenga, Ph.D., as Class I Directors, each to serve for a three-year term and until their successors are duly elected and qualified;

2.	To approve the Amended and Restated 2015 Employee Stock Purchase Plan to increase the number of authorized shares reserved for issuance under the 2015 Employee Stock Purchase Plan by 500,000 shares;
3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement; and
5.	To transact such other business as may properly be brought before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 23, 2020 are entitled to notice of and to vote at the meeting or any adjournment thereof.

South San Francisco, California

March 26, 2020

Whether or not you expect to attend the meeting, please vote by proxy over the telephone or through the internet, or by completing, dating, signing and returning the enclosed proxy as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on Wednesday, May 13, 2020 at 10:30a.m. local time at 280 East Grand Avenue, South San Francisco, CA 94080

The Proxy Statement and annual report to stockholders

are available at proxydocs.com/CYTK.

__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

We are closely monitoring developments related to the COVID-19 pandemic. It could become necessary to change the date, time, location and/or means of holding the Annual Meeting of Stockholders (including by means of remote communication). If such a change is made, we will announce the change in advance, and details on how to participate will be issued by press release, posted on our website and filed as additional proxy materials.

Executive Compensation	22
Compensation Discussion and Analysis	22
Compensation and Talent Committee Report	30

CYTOKINETICS, INCORPORATED

280 East Grand Avenue

South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

May 13, 2020

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of Cytokinetics, Incorporated (the “Company”, “we”, “us”, or “our”) is soliciting proxies for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s headquarters, 280 East Grand Avenue, South San Francisco, CA 94080, on Wednesday, May 13, 2020, at 10:30 a.m. local time for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 624-3000.

We are closely monitoring developments related to the COVID-19 pandemic. It could become necessary to change the date, time, location and/or means of holding the Annual Meeting (including by means of remote communication). If such a change is made, we will announce the change in advance, and details on how to participate will be issued by press release, posted on our website and filed as additional proxy materials.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (“Notice”) because our Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournment of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 3, 2020 to all stockholders of record entitled to vote at the Annual Meeting. We may send you a proxy card, along with a second Notice, on or after April 14, 2020.

WE WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF OUR ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO CYTOKINETICS, INCORPORATED, 280 EAST GRAND AVENUE, SOUTH SAN FRANCISCO, CALIFORNIA, 94080, ATTN: INVESTOR RELATIONS, ANNUAL STOCKHOLDER MEETING.

Record Date and Share Ownership

Common stockholders of record at the close of business on March 23, 2020 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. We have one class of common shares issued and outstanding, designated as Common Stock, $0.001 par value per share (the “Common Stock”). As of the Record Date, 163,000,000 shares of Common Stock were authorized and 59,458,852 shares were outstanding, and 10,000,000 shares of Preferred Stock were authorized and none were outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (i) issuing a later proxy pursuant to the instructions herein, (ii) delivering to us at our principal offices a written notice of revocation to the attention of the Secretary before the Annual Meeting or (iii) attending the Annual Meeting and voting in person.

Voting

On all matters, each share of Common Stock has one vote.

Cost of Proxy Solicitation

We will pay for the entire cost of soliciting any proxies, unless otherwise stated herein. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the routine cost of forwarding proxy materials to beneficial owners.

Voting in Person or by Proxy Card

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the proxy card. Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy. To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. To vote using the proxy card, simply complete, sign and date the proxy card (that you may request or that we may elect to deliver later) and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Voting via the Internet or by Telephone

Stockholders may also vote their shares by proxy by means of the telephone or on the internet. The laws of the State of Delaware, under which we are incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections (the “Inspector”) can determine that such proxy was authorized by the stockholder.

The telephone and internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name

Stockholders of record as of the close of business on the Record Date may go to www.proxypush.com/CYTK to vote by proxy their shares by means of the internet. They will be required to provide our number and the control number contained on your Notice. The stockholder will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the stockholder will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-866-390-9954 and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than our proxy card.

A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions that offers the means to grant proxies to vote shares via telephone and the internet. If your shares are held in an account with a broker or bank participating in the Broadridge Financial Solutions program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the internet at Broadridge Financial Solutions’ web site at proxyvote.com.

General Information for All Shares Voted via the Internet or by Telephone

Votes submitted via the internet or by telephone must be received by 11:59 p.m. Eastern Time on May 12, 2020. Submitting your proxy via the internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector, who is expected to be a representative from Mediant Communications Inc. The Inspector will also determine whether a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. Pursuant to our bylaws, a quorum will be present if stockholders holding at least a majority of shares entitled to vote are present in person or represented by proxy at the meeting. Under our bylaws, if a quorum is not present or represented at the meeting, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

The Inspector will treat shares that are voted “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum. However, such shares will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, or if instructions are properly carried out for internet or telephone voting, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the stockholder’s instructions. If no specific instructions are given, the shares will be voted (i) “FOR” the election of the nominees for directors set forth herein; (ii) “FOR” the approval of the Amended and Restated 2015 Employee Stock Purchase Plan (the “Amended and Restated 2015 ESPP”) to increase the number of authorized shares of Common Stock reserved for issuance under the 2015 Employee Stock Purchase Plan (the “2015 ESPP”) by 500,000 shares; (iii) “FOR” the ratification of Ernst & Young LLP as independent auditors for the year ended December 31, 2020; and (iv) “FOR” approval, on an advisory basis, of the compensation of the named executive officers; and upon such other business as may properly come before the Annual Meeting or any adjournment thereof, at the discretion of the proxy holder.

If a broker or bank indicates on the proxy or its substitute that such broker or bank does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), then those shares will be considered as present with respect to establishing a quorum for the transaction of business. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker or bank may vote shares held in street name in the absence of your voting instructions. Non-discretionary items are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. On non-discretionary items for which you do not give your broker or bank instructions, the shares will be treated as broker non-votes. Accordingly, your broker, bank or nominee may not vote your shares on Proposals One, Two and Four without your instructions, but may vote your shares on Proposal Three. We believe that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite number of Votes Cast has been obtained with respect to a particular matter. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Deadline for Receipt of Stockholder Proposals

To be considered for inclusion in next year’s proxy materials, your proposal (including a director nomination) must be submitted in writing by December 5, 2020, to Cytokinetics, Incorporated, 280 East Grand Avenue, South San Francisco, California 94080, Attention: Secretary. If you wish to submit a proposal at the 2021 annual meeting of stockholders that is not to be included in next year’s proxy materials, you must do the same by December 5, 2020.

Results of the Voting at the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. Results will be published in a current report on Form 8-K that we expect to file within four business days after the date of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL ONE

ELECTION OF THREE CLASS I DIRECTORS

Nominees

Our Board of Directors currently has nine members. We have a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

There are three directors in Class I, all of whose term of office expires in 2020. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2023 annual meeting of stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our three nominees listed below.

The nominees have consented to be named as nominees in the Proxy Statement and to continue to serve as directors if elected. If any nominee becomes unable or declines to serve as a director, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors, if such a substitute nominee is designated by the Board of Directors.

The nominees for the Class I directors are: L. Patrick Gage, Ph.D., Edward M. Kaye, M.D. and Wendell Wierenga, Ph.D. Biographical information for each director can be found below in the Board of Directors section. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of the Company.

Vote Required

Directors will be elected by a plurality vote of the shares of Common Stock present or represented and entitled to vote on this matter at the Annual Meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the Annual Meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. Pursuant to our director resignation policy, if any nominee for director in this election receives a greater number of votes “WITHHELD” from such nominee than votes “FOR”, the nominee for director must tender his or her resignation for consideration by the Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”). The Nominating and Governance Committee shall consider all relevant facts and circumstances and recommend to our Board of Directors the action to be taken with respect to such offer of resignation. The Board of Directors will then act on the Nominating and Governance Committee’s recommendation. Promptly following the Board of Directors’ decision, we will disclose that decision and an explanation of such decision in a filing with the SEC and a press release.

THE CLASS II AND III DIRECTORS RECOMMEND THAT

STOCKHOLDERS VOTE FOR THE CLASS I NOMINEES LISTED ABOVE.

PROPOSAL TWO

APPROVAL OF THE AMENDED AND RESTATED 2015 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve the Amended and Restated 2015 ESPP which increases the number of authorized shares of Common Stock to be reserved for issuance under the 2015 ESPP by 500,000 shares, from 659,879 to 1,159,879. On February 12, 2020, our Board of Directors approved the Amended and Restated 2015 ESPP and the additional shares to be effective upon approval from our stockholders at the Annual Meeting.

The Company currently sponsors the 2015 ESPP, which was approved by our stockholders in May 2015.

We believe that continuing to offer an employee stock purchase plan provides a valuable benefit and incentive to our employees and enables us to offer competitive benefits to attract and retain the highly skilled individuals in the extremely competitive labor markets in which we compete for talent. As a result, we wish to continue to offer an employee stock purchase plan to our employees. Our Board of Directors has determined that continuation of the employee stock purchase plan by the approval of the Amended and Restated 2015 ESPP is in the best interest of the Company and its stockholders. Therefore, we request your approval of an additional share reserve of 500,000 shares of Common Stock to be available under the 2015 ESPP by approving the Amended and Restated 2015 ESPP.

Description of the Amended and Restated 2015 Employee Stock Purchase Plan

The following summary outlines the principal features of the Amended and Restated 2015 ESPP and its terms of operation. The Amended and Restated 2015 ESPP, as approved by the Board of Directors and subject to stockholder approval as described in this Proposal Two, is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

Purpose

The purpose of the Amended and Restated 2015 ESPP is to provide eligible employees of the Company with the opportunity to purchase shares of our Common Stock (generally at a discount) through payroll deductions. The Amended and Restated 2015 ESPP is intended to qualify as an employee stock purchase plan under Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Eligibility to Participate

Employees are eligible to participate in the Amended and Restated 2015 ESPP if their customary employment with the Company is more than 20 hours per week and more than five months per calendar year, or pursuant to such other criteria as the Board of Directors may determine consistent with Section 423 of the Code. An employee may not be granted rights to purchase stock under our Amended and Restated 2015 ESPP if such employee (i) immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of our Common Stock, or (ii) holds rights to purchase stock under our Amended and Restated 2015 ESPP that would accrue at a rate that exceeds $25,000 worth of our Common Stock in any fiscal year. Directors who are not employees of the Company are not eligible to participate in the Amended and Restated 2015 ESPP.

As of February 12, 2020, approximately 158 employees were eligible to participate in the 2015 ESPP.

Administration, Amendment and Termination

The Board of Directors or a committee of the members of the Board of Directors (collectively referred to as the “Administrator”) will administer the Amended and Restated 2015 ESPP. The Board of Directors has delegated administration of the Amended and Restated 2015 ESPP to the Compensation and Talent Committee of the Board of Directors (the “Compensation and Talent Committee”). Under the Amended and Restated 2015 ESPP, the Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the plan, to determine eligibility and adjudicate claims under the plan and to establish the procedures that it deems necessary for the administration of the plan. The Administrator may delegate one or more of its duties in the administration of the Amended and Restated 2015 ESPP. Decisions made by the Administrator (or its designee) will, to the full extent permitted by law, be final and binding upon all parties.

The Administrator generally may amend or terminate the Amended and Restated 2015 ESPP at any time and for any reason. However, certain amendments that may adversely affect the rights of any participant may not be made without consent. The Company shall obtain stockholder approval of any amendments to the extent required by applicable law.

The Amended and Restated 2015 ESPP will continue in effect until it is terminated by the Administrator.

Number of Shares of Stock Available Under the Amended and Restated 2015 Employee Stock Purchase Plan

Pursuant to this Proposal Two, a total of 1,159,879 shares of our Common Stock will be authorized for issuance under the Amended and Restated 2015 ESPP. In the event of certain capitalization adjustments (as defined in the Amended and Restated 2015 ESPP), the Administrator will (i) adjust the number of shares of stock reserved for issuance, (ii) adjust the purchase price per share and the number of shares covered by each outstanding purchase right under the Amended and Restated 2015 ESPP which has not yet been exercised, and (iii) adjust the number of shares a participant is permitted to purchase during a purchase period.

If the total number of shares of our Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceeds either (i) the number of shares that were available for sale under the Amended and Restated 2015 ESPP on the enrollment date of the applicable offering period (the “Offering Date”) or (ii) the number of shares then available for issuance under the Amended and Restated 2015 ESPP on the dates during the relevant offering period established by the Board of Directors on which purchase rights will be exercised and as of which purchases of shares of Common Stock will be carried out in accordance with such offering (the “Purchase Date”), then the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, unless otherwise provided by the Administrator.

Offering Period and Purchase Rights

Shares of our Common Stock are offered under the Amended and Restated 2015 ESPP pursuant to “offering periods” typically lasting in length six months and such offering periods may be consecutive or overlapping. The Administrator may change the duration of an offering period in its sole discretion. Each offering period will consist of a series of one or more successive purchase periods.

Under the Amended and Restated 2015 ESPP, our Board of Directors has the discretion to set offering periods of up to 27 months, but nonetheless, generally expects to approve offering periods of about six months in duration with two non-overlapping, separate offerings to begin in a calendar year.

Purchase of Shares

On the Purchase Date, we will use the payroll deductions credited to each participating employee’s account to purchase shares of Common Stock for such employee’s account. The purchase price of the shares purchased on behalf of each participant on each Purchase Date will be not less than 85% of the lower of the fair market value of a share of our Common Stock on (i) the first day of the offering period and (ii) the Purchase Date. The fair market value under the Amended and Restated 2015 ESPP generally means the closing sales price for our Common Stock on the NASDAQ Global Select Market system for the day in question. As soon as administratively practicable after each Purchase Date, we will deliver to the participant the shares of stock purchased upon exercise of his or her purchase right in the form determined by the Administrator.

Withdrawal Rights and Termination of Employment

A participant may withdraw from the Amended and Restated 2015 ESPP at any time, and, as promptly as practicable following such withdrawal, all the accumulated payroll deductions credited to the participant’s account will be refunded, without interest, and the participant’s purchase right for the offering period will automatically terminate and no further payroll deductions will be made. Upon the participant’s cessation of employment or loss of eligible employee status, the participant will be deemed to have elected to withdraw from the Amended and Restated 2015 ESPP and all payroll deductions will automatically cease and all payroll deductions credited to the participant’s account but not yet used to purchase shares under the Amended and Restated 2015 ESPP will be refunded to the participant (or the participant’s beneficiary or estate, if applicable), without interest.

Transferability

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of a purchase right or to receive shares of Common Stock under the Amended and Restated 2015 ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or pursuant to a valid beneficiary designation in accordance with the terms of the Amended and Restated 2015 ESPP) by the participant.

Change in Control

In the event of a specified corporate transaction, such as a merger or sale of all or substantially all our assets, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and the participants’ accumulated contributions will be used to purchase shares prior to the effective date of the corporate transaction.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of shares of our Common Stock that may be purchased under the Amended and Restated 2015 ESPP is determined, in part, on the fair market value of a share of our Common Stock on the first and last day of the enrollment period and given that each employee’s participation in the Amended and Restated 2015 ESPP is voluntary, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth the number of shares of our Common Stock that were purchased during fiscal year 2019 under the 2015 ESPP, and the average price per share purchase price paid for such shares.

Name of Individual or Group	Number of Shares Purchased in 2019	Average per Share Purchase Price
Executive officers
Robert I. Blum	3,035	$6.44
David W. Cragg	2,280	$6.45
Ching Jaw	331	$6.44
Fady I. Malik, M.D., Ph.D.	2,283	$6.43
All directors who are not executive officers, as a group	—	—
All employees who are not executive officers, as a group	164,184	$6.43

Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the Amended and Restated 2015 ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. The Amended and Restated 2015 ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Because the tax consequences to a participant may depend on their particular situation, each participant should consult their tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of a purchase right or the disposition of stock acquired under the Amended and Restated 2015 ESPP. A participant generally will not have taxable income when the shares of our Common Stock are purchased for them on the applicable Purchase Date, but generally will have taxable income when they sell or otherwise dispose of shares purchased. For shares of our Common Stock that the participant does not dispose of until more than 24 months after the applicable Offering Date and more than 12 months after the Purchase Date (the “Holding Period”), any gain up to the amount of the discount (if any) from the fair market value of the shares on the Offering Date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the Holding Period, the participant sells the shares of stock for less than the purchase price, the difference is a long-term capital loss. Shares of stock sold within the Holding Period are taxed at ordinary income rates on the amount of discount received from the share’s fair market value on the Purchase Date. Any additional gain (or loss) is taxed to the participant as long-term or short-term capital gain (or loss). The Purchase Date begins the period for determining whether the gain (or loss) is short-term or long-term.

We may deduct for federal income tax purposes an amount equal to the ordinary income the participant must recognize when disposing of shares purchased under the Amended and Restated 2015 ESPP within the Holding Period. We may not deduct any amount for shares disposed of after the Holding Period.

Summary

We believe that the approval of the Amended and Restated 2015 ESPP and the increase of 500,000 shares of our Common Stock to the 2015 ESPP’s share reserve are essential to our continued success. We expect the Amended and Restated 2015 ESPP to continue to constitute an important incentive for our employees and to help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are one of our most valuable assets.

Vote Required

The approval of the Amended and Restated 2015 ESPP and increase in the share reserve requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved. The Amended and Restated 2015 ESPP will not be effective if our stockholders do not vote “FOR” its approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF

THE AMENDED AND RESTATED 2015 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO BE RESERVED FOR ISSUANCE UNDER THE 2015 ESPP.

PROPOSAL THREE

RATIFICATION OF SELECTION OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

THE FISCAL YEAR ENDING DECEMBER 31, 2020

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected Ernst & Young LLP (“EY”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and recommends that the stockholders vote for ratification of such selection. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding the selection or ratification, the Audit Committee, in its discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in our best interest.

We expect a representative of EY will be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. EY has served as our independent registered public accounting firm since March 21, 2018.

Independent Registered Public Accounting Firm Services and Fees

Current Principal Accountant Fees and Services

The following table summarizes EY fees incurred for 2019 and 2018.

	Years Ended December 31,
	2019	2018
Audit Fees	$1,531,500	$1,012,000
Audit-Related Fees	—	—
Tax Fees	—	—
Other Fees	—	—
	$1,531,500	$1,012,000

Audit fees include fees for audit services primarily related to the integrated audit of our annual consolidated financial statements and our internal control over financial reporting as required by Section 404(b) of the Sarbanes-Oxley Act of 2002; the review of our quarterly consolidated financial statements; comfort letters, consents and assistance with and review of documents relating to our securities offerings, including our shelf registration statement on Form S-3 and Form S-3 ASR filed with the SEC and the issuance of convertible senior notes due 2026 in November 2019; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee pre-approved all services provided by EY and determined that the provision of services was compatible with maintaining auditor independence.

Pre-Approval Policies and Procedures

The Audit Committee has a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, EY. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of EY to audit our financial statements for 2020. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as a vote against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent accounting firm; thus, we do not expect any broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

_________________________

PROPOSAL FOUR

ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

At the 2017 annual meeting of stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Compensation and Talent Committee has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is again asking the stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions provide competitive and internally-equitable compensation and benefits that reflect Company performance, job complexity and strategic value of the position while seeking to ensure individual long-term retention and motivation and alignment with the long-term interests of our stockholders. The Company believes the compensation program for its executives has helped it retain a team capable of managing and enabling it to advance its research and development programs and its other corporate objectives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall 2019 compensation of our named executive officers (including the philosophy, policies and practices for setting such compensation) described in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the related compensation tables and the narrative disclosure to those tables in the Proxy Statement.”

Vote Required

Adoption of this resolution will require the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against this proposal. Broker non-votes will have no effect.

The results of this advisory vote are not binding upon us. However, the Compensation and Talent Committee values the opinions expressed by stockholders in their vote, and will consider the outcome of the vote in deciding whether any actions are necessary to address concerns raised by the vote and when making future compensation decisions for named executive officers. The next scheduled “say on pay” vote will be at our 2021 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

FOR THE ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of February 14, 2020 by:

•	all those known by us to be the beneficial owner of more than 5% of our voting securities;
•	each director and nominee for director;
•	each of the named executive officers named in the Summary Compensation Table; and
•	all such executive officers, directors and nominees for director of the Company as a group.

The number and percentage of shares beneficially owned are based on the aggregate of 59,175,186 shares of Common Stock outstanding as of February 14, 2020, adjusted as required by the rules promulgated by the SEC.

Name and Address of Beneficial Owner	Number of Shares	Percent of Common Stock Outstanding
5% Stockholders(1):
Entities affiliated with BlackRock, Inc.	9,560,602	16.2%
55 East 52nd Street New York, NY 10055
Entities affiliated with The Vanguard Group	4,545,990	7.7%
100 Vanguard Boulevard, Malvern, Pennsylvania 19355
Entities affiliated with BVF Partners L.P.	3,617,776	6.1%
1 Sansome Street, 30th Floor San Francisco, California 94104
Eastern Capital LTD	3,607,529	6.1%
10 Market Street, #773 Grand Cayman KY1-9006, Cayman Islands
Entities affiliated with Driehaus Capital Management LLC	3,039,256	5.1%
25 East Erie Street, Chicago, IL 60611
Entities affiliated with Point 72 Asset Management	3,031,849	5.1%
72 Cummings Point Road, Stamford, CT 06902
Named Executive Officers:
Robert I. Blum(2)	1,567,123	2.6%
David W. Cragg(3)	380,518	*
Ching Jaw(4)	136,267	*
Fady I. Malik, M.D., Ph.D.(5)	620,618	1.0%
Mark A. Schlossberg, Esq.(6)	29,166	*
Non-Employee Directors:
Robert M. Califf, M.D.(6)	70,458	*
Santo J. Costa(6)	114,997	*
L. Patrick Gage, Ph.D.(7)	257,287	*
John T. Henderson, M.D., Ch.B.(8)	232,282	*
Edward Kaye, M.D.(6)	133,364	*
B. Lynne Parshall, Esq.(6)	157,860	*
Sandford D. Smith(6)	170,366	*
Wendell Wierenga, Ph.D.(6)	158,074	*
All directors and executive officers as a group (13 persons)	4,028,380	6.4%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
(1)

Based on a Schedule 13G or 13G/A filed with the SEC as follows: Blackrock Inc on February 4, 2020; The Vanguard Group on February 12, 2020, Biotechnology Value Fund, L. P. on February 14, 2020; Eastern Capital LTD on February 13, 2015; Driehaus Capital Management LLC on February 12, 2020 and Point 72 Asset Management on February 14, 2020.

(2)

Represents: (a) 224,107 shares of Common Stock held by Mr. Blum; (b) 2,083 shares of Common Stock held by the Brittany Blum 2003 Irrevocable Trust; (c) 2,083 shares of Common Stock held by the Bridget Blum 2003 Irrevocable Trust; and (d) 1,338,850 shares of Common Stock underlying options granted to Mr. Blum that are exercisable within 60 days of February 14, 2020. Mr. Blum disclaims beneficial ownership of the shares of Common Stock held by the trusts.

(3)	Represents 119,063 shares of Common Stock held by Mr. Cragg and 261,455 shares of Common Stock underlying options granted to Mr. Cragg that are exercisable within 60 days of February 14, 2020.
(4)	Represents 50,331 shares of Common Stock held by Mr. Jaw and 85,936 shares of Common Stock underlying options granted to Mr. Jaw that are exercisable within 60 days of February 14, 2020.
(5)	Represents 121,350 shares of Common Stock held by Dr. Malik; and (b) 499,268 shares of Common Stock underlying options granted to Dr. Malik that are exercisable within 60 days of February 14, 2020.
(6)	Consisting entirely of shares of Common Stock underlying options that are exercisable within 60 days of February 14, 2020.

(7)

Represents (a) 28,000 shares of Common Stock held by Dr. Gage; (b) 1,850 shares held by Dr. Gage’s spouse; and (c) 227,437 shares of Common Stock underlying options granted to Dr. Gage that are exercisable within 60 days of February 14, 2020.

(8)

Represents (a) 6,250 shares of Common Stock held by Dr. Henderson; (b) 83 shares held by Dr. Henderson’s spouse; and (c) 225,949 shares of Common Stock underlying options granted to Dr. Henderson that are exercisable within 60 days of February 14, 2020. Dr. Henderson disclaims beneficial ownership of the shares of Common Stock held by his spouse.

Except as otherwise noted above, the address of each person listed on the table is c/o Cytokinetics, Incorporated, 280 East Grand Avenue, South San Francisco, CA 94080.

BOARD OF DIRECTORS

Our Board of Directors is composed of individuals whose knowledge, background, experience and judgment we believe to be valuable to us. The primary functions of our Board of Directors are to:

•	Review and approve our strategic direction and annual operating plan and monitor our performance;
•	Evaluate the President and Chief Executive Officer (“CEO”);
•	Review management performance and compensation;
•	Review management succession planning;
•	Advise and counsel management;
•	Monitor and manage potential conflicts of interests of management, members of the Board of Directors and stockholders;
•	Oversee the integrity of financial information; and
•	Monitor the effectiveness of the governance practices under which the Board of Directors operates and make changes as needed.

We do not have a formal diversity policy for selecting Board of Directors members. However, we believe it is important that the members of our Board of Directors collectively bring the experiences and skills appropriate to effectively carry out the Board of Directors’ responsibilities both as our business exists today and as we plan to develop an organization capable of successfully conducting late-stage clinical development and commercialization of our products. We therefore seek as members of our Board of Directors individuals with a variety of perspectives and the expertise and ability to provide advice and oversight in one or more of these areas: accounting controls, business strategy, risk management, strategic partnering, financial strategies, legal and regulatory compliance and compensation and retention practices.

The following table sets forth in alphabetical order the names of each member of our Board of Directors, their age, position, director class and committee membership as of March 23, 2020.

Director	Age	Position/Class	Audit Committee	Compensation and Talent Committee	Nominating and Governance Committee	Science and Technology Committee
Robert I. Blum	56	CEO, Class II
Robert M. Califf, M.D.	68	Class II				✓
Santo J. Costa	74	Class III		Chair	✓
L. Patrick Gage, Ph.D.	77	Chair, Class I		✓	Chair	✓
John T. Henderson, M.B., Ch.B.	75	Class III	✓		✓	✓
Edward M. Kaye, M.D.	70	Class I	✓			✓
B. Lynne Parshall, Esq.	66	Class III	Chair		✓
Sandford D. Smith	72	Class II	✓	✓
Wendell Wierenga, Ph.D.	72	Class I		✓		Chair

Director Skills, Experience and Background

Robert I. Blum was appointed as our President and Chief Executive Officer and as a member of our Board of Directors in January 2007. Previous to that appointment, Mr. Blum served as our President from February 2006 to January 2007. He served as our Executive Vice President, Corporate Development and Commercial Operations and Chief Business Officer from September 2004 to February 2006. From January 2004 to September 2004, he served as our Executive Vice President, Corporate Development and Finance and Chief Financial Officer. From October 2001 to December 2003, he served as our Senior Vice President, Corporate Development and Finance and Chief Financial Officer. From July 1998 to September 2001, Mr. Blum was our Vice President, Business Development. Prior to joining us in July 1998, he was Director, Marketing at COR Therapeutics, Inc. since 1996. From 1991 to 1996, he was Director, Business Development at COR Therapeutics. Prior to that, Mr. Blum performed roles of increasing responsibility in sales, marketing and other pharmaceutical business functions at Marion Laboratories, Inc. and Syntex Corporation. Mr. Blum has served as Chairman of the Board of Directors of Gamida Cell Ltd. since September 2018. Mr. Blum received B.A. degrees in Human Biology and Economics from Stanford University and an M.B.A. from Harvard Business School.

Mr. Blum brings to our Board of Directors a deep familiarity with our operations, strategy and vision, as well as a record of successful corporate management, strategic partnering and financing.

Robert M. Califf, M.D. has served as a member of our Board of Directors since February 2018. Dr. Califf is Head of Strategy and Policy for Verily Life Sciences and Google Health, divisions of Google’s parent company Alphabet Inc. He is an adjunct professor in the Duke University School of Medicine, where he previously served as the Vice Chancellor for Health Data Science at Duke Health and Director of the Duke University Center for Health Data Science, and an adjunct professor in the Department of Medicine at Stanford University. Dr. Califf served as Commissioner of the United States Food and Drug Administration (FDA) between February 2016 and January 2017, and as Deputy Commissioner of the FDA’s Office of Medical Products and Tobacco from January 2015 until his appointment as FDA Commissioner. Prior to joining the FDA, Dr. Califf was Professor of Medicine and Vice Chancellor for Clinical and Translational Research at Duke University. He also served as Director of the Duke Translational Medicine Institute and founding Director of the Duke Clinical Research Institute. Dr. Califf is a member of the National Academy of Medicine (NAM) and has served on various committees for the NAM. He has also served on the Board of Scientific Counselors for the National Library of Medicine, as well as on advisory committees for the National Cancer Institute, the National Heart, Lung, and Blood Institute, the National Institute of Environmental Health Sciences and the Council of the National Institute on Aging. Dr. Califf held leadership positions and board appointments for biopharmaceutical companies including Portola Pharmaceuticals, Inc., Proventus AB and Nitrox, LLC. Dr. Califf received his medical degree from the Duke University School of Medicine in Durham, North Carolina and completed his residency in internal medicine at the University of California, San Francisco and a fellowship in cardiology at Duke University.

Dr. Califf brings to our Board of Directors extensive experience in biopharmaceutical research and development, including relevant clinical and regulatory and expertise. He also has extensive experience as a public company board member and in public policy.

Santo J. Costa has served as a member of our Board of Directors since November 2010. Since 2007, Mr. Costa has served as Of Counsel to the law firm of Smith, Anderson, Blount, Dorsett, Mitchell and Jernigan, L.L.P. of Raleigh, North Carolina, specializing in corporate law for healthcare companies. From 1994 to 2001, he held various positions at Quintiles Transnational Corporation, including as Vice Chairman, President and Chief Operating Officer. Prior to joining Quintiles, Mr. Costa spent 23 years in the pharmaceutical industry, most recently as General Counsel and Senior Vice President, Administration with Glaxo Inc. Prior to joining Glaxo, he served as U.S. Area Counsel with Merrell Dow Pharmaceuticals, Inc. and as Food & Drug Counsel with Norwich Eaton Pharmaceuticals, Inc. Mr. Costa has served as Chairman of the Board of Directors of Alchemia Limited, a biopharmaceutical company, from March 2014 to June 2015. He served on the Board of Directors of Magor Corporation, formerly Biovest Corp. I, from March 2010 until March 2013. He served on the Board of Directors of Metabolon, Inc., a private company, from April 2013 to May 2019, serving as Chairman of the Board of Directors from February 2015 to May 2019. He served as Chairman of the Board of Directors of LaboPharm, Inc. from 2006 to 2011 and a director of OSI Pharmaceuticals from 2006 to 2010. He serves as Chairman of the Board of Directors of Aquestive Therapeutics, Inc. since August 2018 and as a member of the company’s Board of Directors since December 2015, as well as serving as a director at other private companies. Mr. Costa earned both a B.S. in Pharmacy and a J.D. from St. John’s University.

Mr. Costa brings to our Board of Directors broad operational leadership experience in the pharmaceutical and clinical services industries, including relevant legal, regulatory, governance and policy expertise. He also has extensive experience as a public company executive and board member in the pharmaceutical and biotechnology industries.

L. Patrick Gage, Ph.D. has served as a member of our Board of Directors since November 2009 and as Chairman of the Board of Directors since March 2010. Since July 2002, Dr. Gage has served as a consultant to the biopharmaceutical industry, including serving as an advisor to venture capital firms. From 1998 to 2002, Dr. Gage was President of Wyeth Research and subsequently also Senior Vice President, Science and Technology for American Home Products Corp., parent company of Wyeth Research. From 1989 to 1998, he held roles of increasing responsibility at Genetics Institute, Inc., first as head of Research and Development, then as Chief Operating Officer and eventually as President. From 1971 to 1989, Dr. Gage held various positions in research management with Hoffmann-La Roche, Inc., most recently serving as Vice President responsible for U.S. drug discovery. Dr. Gage has served as the Chairman of the Board of Directors of Tetraphase Pharmaceuticals, Inc. since April 2013. Dr. Gage earned a bachelor’s degree in Physics from the Massachusetts Institute of Technology and a Ph.D. in Biophysics from the University of Chicago.

Dr. Gage brings to our Board of Directors extensive experience as a public company executive and board member in the pharmaceutical and biotechnology industries and in strategies for bringing breakthrough medicines to approval and commercialization.

John T. Henderson, M.B., Ch.B. has served as a member of our Board of Directors since February 2009. Since December 2000, Dr. Henderson has served as a consultant to the pharmaceutical industry as president of Futurepharm LLC. Dr. Henderson consulted for NeuroVia, Inc. as Chief Development Officer and was an executive officer of this privately held company until October 2018. Until his retirement in December 2000, Dr. Henderson was with Pfizer Inc. for over 25 years, most recently as a Vice President in the Pfizer Pharmaceuticals Group. Dr. Henderson previously held Vice Presidential level positions with Pfizer in Research and Development in Europe and later in Japan. He was also Vice President, Medical for Pfizer’s Europe, U.S. and International Pharmaceuticals groups. Dr. Henderson has served on the Board of Directors of Myriad Genetics, Inc., a healthcare diagnostics company, since 2004, and has served as the Chairman of Myriad’s Board of Directors since April 2005. Dr. Henderson earned his bachelor of science and medical degrees from the University of Edinburgh and is a Fellow of the Royal College of Physicians (Ed.) and the Faculty of Pharmaceutical Medicine.

Dr. Henderson brings to our Board of Directors broad experience in matters relating to global pharmaceutical drug development in a wide range of therapeutic areas and stages of business development, and an extensive background as a public company executive, board member and consultant in the pharmaceutical industry.

Edward M. Kaye, M.D., has served as a member of our Board of Directors since May 2016. Dr. Kaye has served as the Chief Executive Officer of Stoke Therapeutics, Inc. since 2017. Previously, he served as President and Chief Executive Officer of Sarepta Therapeutics, Inc. from September 2016 to June 2017, interim Chief Executive Officer from March 2015 to September 2016 and Chief Medical Officer from June 2011 to April 2017. He also served on the company’s Board of Directors. Prior to joining Sarepta, Dr. Kaye was employed by Genzyme Corporation for ten years, holding various senior management positions, the most recent of which was Group Vice President of Clinical Development, in which he supervised clinical research in lysosomal storage disease programs and genetic neurological disorders. Dr. Kaye currently serves as a member of the Boards of Directors of the Massachusetts Biotechnology Council and, since August 2019, Avidity Biosciences, Inc. Previously, Dr. Kaye served as Chief of Biochemical Genetics at Children’s Hospital of Philadelphia and Associate Professor of Neurology and Pediatrics at the University of Pennsylvania School of Medicine. Dr. Kaye serves as a Neurological Consultant at the Children’s Hospital of Boston and is on the editorial boards of a number of medical journals. He is also a member of several scientific advisory boards, including United Leukodystrophy Foundation, Spinal Muscular Atrophy Foundation, CureCMD, CureDuchenne and Prize4Life. Dr. Kaye received his medical education and pediatric training at Loyola University Stritch School of Medicine and University Hospital, child neurology training at Boston City Hospital, Boston University, and completed his training as a neurochemical research fellow at Bedford VA Hospital, Boston University.

Dr. Kaye brings to our Board of Directors extensive clinical research and development experience, particularly his expertise in rare neuromuscular diseases that is highly relevant as we advance our clinical programs in ALS and SMA into late-stage development.

B. Lynne Parshall, Esq. has served as a member of our Board of Directors since February 2013. She currently serves as the Chair of the Board of Directors of Akcea Therapeutics, Inc. and is a member of the Board of Directors of Ionis Pharmaceuticals, Inc. Ms. Parshall was employed at Ionis from 1991 to 2017 where she held various positions of increasing responsibility. Prior to joining Ionis, she was a partner at the law firm of Cooley LLP. Ms. Parshall served as a member of the Board of Directors of Regulus Therapeutics Inc. from January 2009 to June 2015, and prior to Regulus’ conversion to a corporation, from November 2007 to January 2009. Ms. Parshall is a member of the Licensing Executives Society and a member of the American, California and San Diego bar associations. She holds a J.D. from Stanford Law School and a B.A. from Harvard University.

Ms. Parshall brings to our Board of Directors extensive operational and business development experience, particularly in the advancement and funding of potential products directed to specialty care and orphan drug designated indications.

Sandford D. Smith has served as a member of our Board of Directors since March 2012. Since December 2011, Mr. Smith has served as Founder and Chairman of Global Biolink Partners. From 1996 to 2011, Mr. Smith held various positions at Sanofi-Genzyme (formerly Genzyme Corporation), most recently leading the integration of Genzyme’s international business into Sanofi’s global organization. Prior to that, he served as Executive Vice President of Genzyme Corporation and President of Genzyme International. From 1986 to 1996, Mr. Smith was

President, Chief Executive Officer and a member of the Board of Directors of RepliGen Corporation. From 1977 to 1985, Mr. Smith held various positions at Bristol-Myers Squibb, most recently serving as Vice President of Business Development and Strategic Planning for the Pharmaceutical and Nutritional Division. Mr. Smith has served on the Board of Directors of Akcea Therapeutics, Inc. since March 2017 and Neuralstem, Inc. since May 2014. He served on the Board of Directors of Arpicus Biosciences, Inc. from August 2014 to February 2019, Novelion Therapeutics Inc. from November 2016 to March 2017, Aegerion Pharmaceuticals, Inc. from January 2012 to March 2017 and NVenta Biopharmaceuticals Corporation from 2007 to 2009. Mr. Smith earned a B.S. from the University of Denver.

Mr. Smith brings to our Board of Directors broad experience in matters relating to the launch and commercialization of new drugs in a wide range of therapeutic areas, and in particular drugs targeting rare disease indications. He also has extensive experience as a public company executive and board member in the pharmaceutical and biotechnology industries.

Wendell Wierenga, Ph.D. has served as a member of our Board of Directors since February 2011. From June 2011 to January 2014, Dr. Wierenga served as Executive Vice President, Research and Development, at Santarus, Inc., acquired by Salix Inc., which was subsequently acquired by Valeant Pharmaceuticals International, Inc. From 2006 to 2011, he served as Executive Vice President, Research and Development, at Ambit Biosciences Corporation. From 2003 to 2006, he served as Executive Vice President of Research and Development at Neurocrine Biosciences, Inc. From 2000 to 2003, Dr. Wierenga served as Chief Executive Officer of Syrrx, Inc. (now part of Takeda Pharmaceutical Company). From 1990 to 2000, he was Senior Vice President of Worldwide Pharmaceutical Sciences, Technologies and Development at Parke-Davis/Warner Lambert (now Pfizer, Inc.). Prior to that, Dr. Wierenga spent 16 years at Upjohn Pharmaceuticals in research and drug discovery roles, most recently as Executive Director of Discovery Research. Dr. Wierenga has served on the Board of Directors of Crinetics Pharmaceuticals since 2014 and Dermata Therapeutics since September 2016. He also served on the Board of Directors of Onyx Pharmaceuticals, Inc. from 1996 to 2013, XenoPort, Inc. from 2001 to August 2016, Ocera Therapeutics, Inc. from December 2013 to December 2018, Anacor Pharmaceuticals, Inc. from September 2014 to July 2016, Apricus Biosciences, Inc. from March 2014 to December 2018, Concert Pharmaceuticals, Inc. from March 2014 to June 2019 and Patara Pharma, Inc. from 2015 to November 2018. Dr. Wierenga holds a B.A. from Hope College and a Ph.D. in Chemistry from Stanford University.

Dr. Wierenga brings to our Board of Directors over thirty years of experience in matters relating to pharmaceutical drug discovery and development in a wide range of therapeutic areas, and an extensive background as a public company executive and board member in the pharmaceutical and biotechnology industries.

Board of Directors Leadership Structure

The Board of Directors may select, at its discretion, a Chairman. The Board of Directors’ current policy is that the roles of the Chairman of the Board of Directors and CEO should be held by different individuals, except in unusual circumstances as determined by the Board of Directors. In cases where the Board of Directors determines it is in the best interests of the Company’s stockholders to combine the positions of Chairman and CEO or to otherwise designate a Chairman who is not an independent director, the Board of Directors shall appoint a lead independent director. The Board of Directors believes that its current leadership structure, with Mr. Blum serving as CEO and Dr. Gage serving as Chairman, is appropriate for us at this time. Both leaders are actively engaged on significant matters affecting us, such as long-term strategy. The CEO has overall responsibility for all aspects of our operations, while the Chairman has a greater focus on governance, including oversight of the Board of Directors. We believe this balance of shared leadership between the two positions is a strength for us.

Board of Directors Role in Risk Oversight

The role of our Board of Directors is to oversee the CEO and other senior management in the competent, lawful and ethical operation of the Company, including management’s establishment and implementation of appropriate practices and policies with respect to areas of potentially significant risk to us. Management routinely reports to the Board of Directors regarding any potential areas of significant risk. These reports include discussions of current and new areas of potential operational, legal or financial risk and status reports on risk mitigation programs undertaken by us. The Board of Directors as a whole is responsible for such risk oversight but administers certain of its risk oversight functions through its committees, such as the Audit Committee, the Compensation and Talent Committee and the Nominating and Governance Committee.

The Audit Committee is responsible for the oversight of our accounting and financial reporting processes, including our internal control systems. In addition, the Audit Committee oversees and reviews our financially related risk management practices, including our investment policy.

As part of the of the Compensation and Talent Committee’s risk oversight function, it considers whether our compensation policies and practices for our employees create risks that are reasonably likely to have a material adverse effect on us. In conducting this evaluation, the Compensation and Talent Committee has reviewed our current practices and procedures for awarding cash and equity compensation to employees through the annual performance review process, particularly as such practices and procedures apply to the establishment of the goals that are taken into consideration in the payment of bonuses. The Compensation and Talent Committee has determined that these practices do not encourage inappropriate risk-taking. In particular, because we are a development-stage company with no commercial sales, the Compensation and Talent Committee has concluded that our employees are not incentivized to take inappropriate risks to meet short-term goals. Further, the Compensation and Talent Committee believes that there is sufficient Board of Director oversight of our processes for compensation determinations to avoid the establishment of incentives that are materially adverse to our interests. Accordingly, the Compensation and Talent Committee has determined that our compensation policies at this time do not create risks that are reasonably likely to have a material adverse effect on us.

The Nominating and Governance Committee oversees the risks associated with our corporate governance and operating practices, including those relating to the composition of Board of Directors, the structure and function of Board of Directors committees and meeting logistics and policies. The Nominating and Governance Committee regularly reviews issues and developments relating to corporate governance and formulates and recommends corporate governance standards to the Board of Directors.

Independence of Directors

The Board of Directors has affirmatively determined that each of our directors is independent as defined under the NASDAQ Listing Rules, except for Mr. Blum, our President and Chief Executive Officer, who is not independent by virtue of his employment with us. In making this determination, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Board of Directors Meetings and Committees

Our Board of Directors held eight meetings during the last fiscal year. Each of the directors serving during the last fiscal year attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors upon which such director served during his or her tenure. The independent directors met eight times in regularly scheduled executive sessions.

We do not have formal policies regarding attendance by members of the Board of Directors at our annual meetings of stockholders. Seven of the Company’s nine directors attended the 2019 annual meeting of stockholders.

The Board of Directors has a standing Audit Committee, a Compensation and Talent Committee, a Nominating and Governance Committee and a Science and Technology Committee of the Board of Directors (the “Science and Technology Committee”) and established written charters for each of these committees. All members of these committees are independent as currently defined by NASDAQ Listing Rules and applicable regulations and provisions under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Charters for these committees are on our website cytokinetics.com. The information found on our website is not part of this or any other report filed with or furnished to the SEC.

Audit Committee. The Audit Committee consists of directors Ms. Parshall, Dr. Kaye, Dr. Henderson and Mr. Smith. All members of the Audit Committee are independent (as independence is currently defined in Rules 5605(c) of the NASDAQ Listing Rules and Rule 10A-3 under the Exchange Act). The Board of Directors determined that Ms. Parshall is an “audit committee financial expert” as defined in Item 407(d)(5)(i) of Regulation S-K, based on her experience as a Chief Operating Officer of a life science company and the other experience included in her biography above.

The Audit Committee reviews our critical accounting policies and practices, consults with and reviews the services provided by our independent registered public accounting firm and selects our independent registered public accounting firm.

The Audit Committee held ten meetings during fiscal year 2019.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Respectfully submitted,
Members of the Audit Committee
B. Lynne Parshall, Esq., Chair
John T. Henderson, M.B., Ch.B. Edward M. Kaye, M.D.
Sandford D. Smith

Compensation and Talent Committee. The Compensation and Talent Committee consists of directors Mr. Costa, Dr. Gage, Mr. Smith and Dr. Wierenga. All members of the Compensation and Talent Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ Listing Rules and Rule 10C-1(b)(i) under the Exchange Act).

The Compensation and Talent Committee reviews and approves the salaries and incentive compensation of our executive officers and oversees our stock plans and employee benefit plans, as well as reviewing and recommending to the Board of Directors approval of modifications to the plans. The Compensation and Talent Committee, in consultation with the third-party independent compensation consultant and discussion with management, forms its own recommendations for all executive compensation (base salary, bonus, equity and other benefits) and director compensation. All new hire stock option and restricted stock unit (“RSU”) grants to employees above the senior director level, including our executive officers, are approved by the Compensation and Talent Committee. In addition, the Compensation and Talent Committee approves the annual stock option grants for all employees as part of the annual performance review process. The Compensation and Talent Committee may engage the services of third-party professional compensation consulting firms to assist in benchmarking data from competitive peer group companies.

The Compensation and Talent Committee has delegated to Robert I. Blum, as President and Chief Executive Officer, the authorization to approve new hire stock option grants, within pre-approved new hire grant guidelines, for new hires at or below the senior director level. Further discussion of the role and function of our Compensation and Talent Committee can be found in the section below entitled “Compensation Discussion and Analysis.”

The Compensation and Talent Committee held seven meetings during fiscal year 2019.

Nominating and Governance Committee. The Nominating and Governance Committee consists of directors Mr. Costa, Dr. Gage, Dr. Henderson and Ms. Parshall. All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ Listing Rules).

The Nominating and Governance Committee assists the Board of Directors in identifying qualified persons to serve as directors, evaluates all proposed director nominees, evaluates incumbent directors before recommending re-nomination, and recommends approved candidates to the Board of Directors for appointment or re-nomination to Company stockholders. The Nominating and Governance Committee also regularly reviews issues and developments relating to corporate governance and formulates and recommends corporate governance standards to the Board of Directors. If there is a change in a director’s employment, the Nominating and Governance Committee evaluates and makes a recommendation to the Board of Directors as to whether the potential termination of the director is appropriate. The Nominating and Governance Committee has not established minimum qualifications for proposed director nominees.

The Nominating and Governance Committee has used and may use in the future search firms to assist in the identification and evaluation of qualified candidates to join the Board of Directors.

The Nominating and Governance Committee held three meetings during fiscal year 2019.

To date, the Nominating and Governance Committee has not established a policy for considering candidates for director nominated by our stockholders and will consider director candidates nominated by stockholders on a case-by-case basis, as appropriate. Because those candidates will receive substantially the same consideration that candidates recommended by members of the Board of Directors receive, the Board of Directors believes that it is appropriate for us to not have a formal policy for considering such candidates at this time. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our bylaws.

Science and Technology Committee. The Science and Technology Committee consists of directors Dr. Califf, Dr. Gage, Dr. Henderson, Dr. Kaye and Dr. Wierenga.

The Science and Technology Committee provides guidance to management and the Board of Directors on emerging trends in healthcare, discovery research and clinical development and reviews and advises management and the Board of Directors on the overall strategic direction and investment in our research, development and technology programs. The Science and Technology Committee regularly reviews research programs and progress against goals, assesses the capabilities of key scientific and medical personnel and the depth and breadth of the scientific resources available to us, as well as reviewing and advising on regulatory strategy.

The Science and Technology Committee held four meetings during fiscal year 2019.

Communicating with the Board of Directors

We do not have a formal policy regarding stockholder communication with the Board of Directors. Our stockholders may communicate directly with the Board of Directors in writing, addressed to:

Board of Directors

c/o Secretary

Cytokinetics, Incorporated

280 East Grand Avenue

South San Francisco, California 94080

or by email to: investor@cytokinetics.com

The Secretary will review each stockholder communication. The Secretary will forward to the Chairman of the Board of Directors or to the entire Board of Directors as he may determine is advisable (or to members of a Board of Directors’ committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that relates to our business or governance if the communication: (i) is not offensive, (ii) is legible in form and reasonably understandable in content, and (iii) is not merely related to a personal grievance against us or an individual or the purpose of which is to further a personal interest not shared by the other stockholders generally. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

EXECUTIVE OFFICERS

The following table sets forth the names of our executive officers and their ages and positions with us as of March 23, 2020:

Name	Age	Position
Robert I. Blum	56	President and Chief Executive Officer
David W. Cragg	64	Chief Human Resources and Administration Officer
Ching Jaw	56	Senior Vice President, Chief Financial Officer
Fady I. Malik, M.D., Ph.D.	55	Executive Vice President, Research and Development
Mark A. Schlossberg, Esq.	59	Senior Vice President, Legal, General Counsel and Secretary

Executive Officer Skills, Experience and Background

Robert I. Blum’s biography is set forth under “Board of Directors” above.

David W. Cragg has served as our Chief Human Resources and Administration Officer since February 2019. Mr. Cragg served as our Senior Vice President, Human Resources from July 2009 through February 2019 and as our Vice President of Human Resources from February 2005 through June 2009. From October 2000 until January 2005, Mr. Cragg managed his own human resources consulting practice. From March 2000 until its acquisition in September 2000 by Yahoo!, Inc., he was Vice President, Human Resources for eGroups Inc., an internet email management company. Prior to October 2000, Mr. Cragg was a Principal Human Resources Consultant at Genentech, Inc. Mr. Cragg received a B.A. in Industrial Psychology from the University of California, Santa Cruz.

Ching Jaw has served as our Senior Vice President, Chief Financial Officer since June 2017.  He was Chief Financial Officer of North America Pharmaceuticals and as Chairman of the North America Regional Finance Council at Sanofi, a pharmaceutical company, from 2015 to 2017. From 2012 to 2015, Mr. Jaw was Chief Financial Officer for Ventana Medical Systems, a member of the Roche Group, a pharmaceutical company. Between 2001 and 2012, he held a wide variety of finance positions with Genentech, Inc., now part of the Roche Group, including Chief Financial Officer of Roche in Taiwan and as Head of R&D Finance at Genentech. Mr. Jaw holds a Bachelor of Science degree in Naval Architecture from National Taiwan University, a Master of Science in Aerospace Engineering from the University of Michigan and an M.B.A. in Finance and General Management from the University of Chicago Graduate School of Business.

Fady I. Malik, M.D., Ph.D., has served as our Executive Vice President of Research and Development since November 2015. Dr. Malik served as our Senior Vice President of Research and Development from August 2014 to November 2015. Dr. Malik served as our Senior Vice President of Research and Early Development from June 2012 to August 2014. He has been with Cytokinetics since our inception in 1998, serving in a variety of roles, including Vice President, Biology from March 2008 to June 2012, all focused towards building our cardiovascular and muscle programs. Since 2000, Dr. Malik has held an appointment in the Cardiology Division of the University of California, San Francisco, where he is currently a Clinical Professor. He was also a practicing Interventional Cardiologist at the San Francisco Veterans Administration Medical Center for over 18 years. Dr. Malik received a B.S. from the University of California at Berkeley, a Ph.D. from the University of California at San Francisco and his M.D. from the University of California at San Francisco.

Mark A. Schlossberg, Esq., has served as our Senior Vice President, Legal, General Counsel and Secretary since January 2019. From May 2011 to May 2018, he served as Senior Vice President, General Counsel and Corporate Secretary of Impax Laboratories, Inc. (now Amneal Pharmaceuticals, Inc.). From September 2004 to May 2011, Mr. Schlossberg served as Vice President and Associate General Counsel of Amgen Inc. Prior to joining Amgen, he held legal and business positions at Medtronic, Inc., and legal positions at Diageo plc, RJR Nabisco, Inc. and Mudge Rose Guthrie Alexander & Ferdon. From September 2015 until August 2017, Mr. Schlossberg served on the Board of Directors of Immunocellular Therapeutics, Ltd., a publicly traded clinical-stage company focused on the development of immune-based therapies for the treatment of brain and other cancers. Mr. Schlossberg earned a Bachelor of Sciences in business administration, finance from the University of Southern California and a Juris Doctor degree from Emory University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for 2019 for the following individuals, who we refer to as our named executive officers:

Name	Position
Robert I. Blum	President and Chief Executive Officer
David W. Cragg	Chief Human Resources and Administration Officer
Ching Jaw	Senior Vice President, Chief Financial Officer
Fady I. Malik, M.D., Ph.D.	Executive Vice President, Research and Development
Mark A. Schlossberg, Esq.	Senior Vice President, Legal, General Counsel and Secretary

Mr. Blum is our Principal Executive Officer, and Mr. Jaw is our Principal Financial Officer. Mr. Schlossberg joined us in January 2019.

Overview of Compensation Program

We design our executive compensation program to provide a competitive compensation package that focuses on corporate and individual performance and long-term results, while maximizing retention.

The highlights of our 2019 executive compensation program include:

•	a merit salary increase of about 4% to our named executive officers and other employees;
•	an annual discretionary bonus designed to reward individuals for achieving corporate goals and, except for our CEO, individual goals in their functional area; and
•	stock options and RSUs to our named executive officers in recognition of their performance in 2019.

At our 2019 annual meeting of stockholders, approximately 87% of the shares voted were cast in favor of our executive compensation for 2018. The Compensation and Talent Committee believes that this vote affirms our stockholders’ support for our compensation practices. After considering the outcome of the advisory vote, the Compensation and Talent Committee made no significant changes to the executive compensation program for 2019. We expect to hold our advisory vote on executive compensation each year.

Compensation Philosophy and Objectives

The Compensation and Talent Committee works to structure our executive compensation program to reward achievement of our business goals, align the executive officers’ interests with those of our stockholders and encourage our executives to build a sustainable biopharmaceutical company. The Compensation and Talent Committee seeks to ensure that we maintain our ability to attract and retain superior employees in key positions by providing our executives compensation that is competitive relative to the compensation paid to similarly situated executives in a defined group of peer companies (the “Peer Companies” as set forth below) and the broader marketplace from which we recruit and compete for talent. The Compensation and Talent Committee seeks to ensure that the total compensation paid to our executive officers is fair, reasonable, competitive and reflective of their performance and contributions toward corporate goals and objectives. To meet these objectives, we provide base salary, discretionary cash bonus based on goal achievement and other factors considered by the Compensation and Talent Committee, equity awards, broad-based employee benefits with limited perquisites and severance benefits upon a loss of position in connection with a change in control.

In determining the amount and form of these compensation elements, the Compensation and Talent Committee considers a number of factors, including:

•	compensation levels paid to similarly situated executives by our Peer Companies, to attract and retain executives in a competitive market for talent;
•

corporate and individual performance, including performance in relation to our business plan, and execution of individual, team and Company-wide strategic initiatives, to focus executives on achieving our business objectives;

•	the experiences and knowledge of our executives;
•

internal pay equity of the compensation paid to one executive officer as compared to another — that is, the compensation paid to each executive should reflect the importance of that executive’s role as compared to the roles of the other executives — to promote teamwork and contribute to retention, while recognizing that compensation opportunities should increase based on increased levels of responsibility among officers;

•

broader economic conditions, to ensure that our pay strategies account for how the larger economic environment impacts our business, such as the relatively high cost of living and competitive life science marketplace in the Bay Area; and

•	the potential dilutive effect of equity awards on our stockholders.

Role of the Compensation and Talent Committee

The Compensation and Talent Committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the officer compensation policies and practices, including the administration of our equity plans and employee benefit plans applicable to all our employees. As part of its responsibilities, the Compensation and Talent Committee establishes and implements compensation decisions for our named executive officers and evaluates the success of those decisions in supporting our compensation philosophy for our named executive officers. The Compensation and Talent Committee reports its decisions regarding executive compensation matters to the Board of Directors.

As part of its deliberations, in any given year, the Compensation and Talent Committee may review and consider materials such as Company financial reports, financial projections, operational data and stock performance data. The Compensation and Talent Committee also reviews information such as total compensation that may become payable in various hypothetical scenarios, executive stock ownership information, analyses of historical executive compensation levels and current Company-wide compensation levels and benchmarking data provided by the independent compensation consultants, the Rewards Solutions practice of Aon plc (“Aon”). The Compensation and Talent Committee also consults with Aon and our CEO. While the Committee took into consideration the data and information provided by Aon when making executive compensation decisions, ultimately, the Committee made its own independent decisions about executive compensation matters.

Role of the Independent Compensation Consultant

The Compensation and Talent Committee retained Aon as its independent compensation consultant for compensation decisions in 2019. The Compensation and Talent Committee assessed Aon’s independence and concluded that no conflict of interest existed that would prevent Aon from independently advising the Compensation and Talent Committee. The Compensation and Talent Committee intends to continue to assess the independence of any of our compensation advisors, consistent with applicable NASDAQ Listing Rules and rules and regulations under the Exchange Act.

While we pay for Aon’s services, the Compensation and Talent Committee has the authority to engage and terminate Aon’s services. Aon has no authority to make compensation decisions on behalf of the Compensation and Talent Committee or the Company. Aon may attend Compensation and Talent Committee meetings either in person or via conference call as deemed appropriate by the Chair of the Compensation and Talent Committee. Our management provides historical data, reviews reports for accuracy and interacts directly with Aon. The Compensation and Talent Committee, at its discretion, may also communicate and meet separately with Aon.

For 2019, Aon provided the following services to the Compensation and Talent Committee:

•	reviewed and provided recommendations on the composition of our 2019 Peer Companies;
•	provided compensation data related to executives at our 2019 Peer Companies based on data from SEC filings and the Radford Global Life Sciences Survey;
•	conducted a competitive review of the compensation of our named executive officers, including advising on the design and structure of our equity incentive compensation program; and
•	prepared an analysis of our share usage under the 2004 Equity Incentive Plan (the “2004 EIP”) in comparison to our 2019 Peer Companies based on data from SEC filings.

Aon did not provide any other executive compensation services to us in 2019. We separately engaged Aon to provide our management with survey data and advice regarding compensation and equity awards for our broader employee base. The fee for this engagement in 2019 was less than $20,000. The Compensation and Talent Committee determined that these services did not constitute a conflict of interest or prevent Aon from objectively performing its work for the Compensation and Talent Committee.

Role of Executive Officers in Compensation Decisions

For compensation decisions in 2019, our CEO aided the Compensation and Talent Committee by providing recommendations regarding the compensation of the named executive officers other than himself. Each of those named executive officer participated in an annual performance review with our CEO to provide input about his or her contributions to our goals and objectives for 2019. Our CEO participated in a review process, with respect to his own performance, with the Chairman of the Board of Directors who is also a member of the Compensation and Talent Committee. The Compensation and Talent Committee assessed the recommendations of our CEO (and, with respect to our CEO, the recommendations of the Chairman of the Board of Directors) in the context of each named executive officer’s performance. No named executive officer participated directly in the Compensation and Talent Committee’s final determinations regarding the amount of any component of his or her 2019 compensation.

Our Human Resources, Finance and Legal departments work with our CEO to design and develop compensation programs for our named executive officers, to recommend changes to existing compensation programs, to establish corporate and individual performance goals, to prepare peer data comparisons and other Compensation and Talent Committee briefing materials and ultimately to implement the Compensation and Talent Committee’s decisions. Our Chief Human Resources and Administration Officer and our CEO meet separately with Aon to convey information on proposals that management may make to the Compensation and Talent Committee, as well as to assist Aon in collecting information about us to perform its duties for the Compensation and Talent Committee.

Benchmarking

The Compensation and Talent Committee believes it is important when making its compensation-related decisions to be informed as to current compensation practices of comparable publicly held companies in the life sciences industry. The Compensation and Talent Committee engaged Aon to analyze the executive compensation practices of a number of comparable publicly held companies in the life sciences industry. The Compensation and Talent Committee, in consultation with Aon, reviews and adjusts the list of Peer Companies annually to ensure that the list provides a current and useful comparison of companies for use as a means of comparing our executive compensation levels relative to the market. Companies are evaluated and adjusted as appropriate for inclusion in these analyses based on business characteristics similar to ours. Potential companies are selected based on criteria that include business model, stage of development, market capitalization, years since its initial public offering, employee headcount, research and development expenditures, cash reserves and revenue.

In November 2018, The Compensation and Talent Committee approved the following Peer Companies for use in making compensation decisions in 2019:

• Akebia Therapeutics, Inc.	• Five Prime Therapeutics, Inc.
• Ardelyx, Inc.	• Geron Corporation
• Atara Biotherapeutics, Inc.	• Karyopharm Therapeutics, Inc.
• Audentes Therapeutics, Inc.	• Myokardia, Inc.
• BioCryst Pharmaceuticals, Inc.	• Omeros Corporation
• Calithera Biosciences, Inc.	• Prothena Corporation Public Limited Company
• Cara Therapeutics, Inc.	• Rigel Pharmaceuticals, Inc.
• ChemoCentryx, Inc.	• Sangamo Therapeutics, Inc.
• Concert Pharmaceuticals, Inc.	• Voyager Therapeutics, Inc.
• Esperion Therapeutics, Inc.

At the time of the determination, these companies each had a market capitalization generally between $200 million and $1.2 billion, (ranging from one-third to three times the Company’s then current market capitalization) had an employee head count generally between 50 and 300 and were generally at a comparable stage to us in the development of their lead drug candidate. The Compensation and Talent Committee determined that the foregoing selection criteria were appropriate for selecting the Peer Companies for 2019 because at such time, we were a late-stage biopharmaceutical company with a market capitalization of approximately $464 million and 137 employees.

Aon prepared an analysis of the compensation practices of the Peer Companies as reported in their proxy statements and offered additional analysis based on the compensation practices of a comparable group of life science companies (a subset of what is included in the broader Radford Global Life Sciences Survey).

The Compensation and Talent Committee reviewed the cash and equity components from these analyses in setting a total compensation package for each executive officer as well as reviewing each executive officer’s past and anticipated contributions to the Company, current compensation package, compensation market trends for competitive positions, retention risks and overall performance. The Compensation and Talent Committee believes that considering this benchmark information to be important in compensation-related decisions. Other factors, such as economic conditions and internal pay equity may play an important role with respect to the compensation offered to an executive in any given year.

The Compensation and Talent Committee aims to provide target total cash and long-term equity compensation at or around the median of the compensation paid to similarly situated executives employed by the Peer Companies for target level performance, with compensation above this level possible for exceptional performance. To achieve this positioning for target levels of compensation, the Compensation and Talent Committee generally sets the various compensation elements as follows:

•	base salaries between the 50th and 75th percentile for comparable positions;
•	target cash bonus compensation at a level such that, when combined with base salary, the target total cash compensation is at or around the median for comparable positions; and
•

target long-term equity compensation at a level such that, when combined with target total cash compensation, target total cash and equity compensation is at or around the median for comparable positions.

Compensation Components

Base Salary. We provide base salary as the fixed source of compensation for our executive officers for the services they provide to us during the year and to balance the impact of having the bulk of the remainder of their compensation “at risk” in the form of discretionary annual cash bonuses and equity-based incentive compensation. The Compensation and Talent Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain talented executives.

Annual Bonus. We structured our annual cash bonuses to provide incentives for our named executive officers to achieve our annual corporate and individual performance objectives.

Each named executive officer’s annual target bonus is expressed as a percentage of his or her base salary and is set at a level that, upon 100% achievement of our corporate goals and the named executive officer’s individual performance goals, falls at the median level for a similar executive position as compared to the Peer Companies’ data. In determining the split of the target bonus as between corporate and individual performance, the Compensation and Talent Committee believes that the more senior position and operational responsibilities, the greater the percentage of his or her bonus that should be weighted to our corporate rather than individual achievement. For example, our CEO’s bonus is based entirely on corporate achievement and not on individual achievement.

In the first quarter of each year, the Compensation and Talent Committee reviews and approves corporate goals presented by senior management. The Compensation and Talent Committee weighs the goals and the year-end assessment is largely determined based on the achievement relative to the predetermined milestones and measurements as well as other factors the Compensation and Talent Committee determines are material, in its discretion. The minimum bonus amount is zero, and the maximum is 120% of the target bonus amount. If the Compensation and Talent Committee determines that bonuses should not be awarded for corporate achievement for any reason, bonuses will not be paid even if the individual achievements were met. We believe this bonus structure allows the Compensation and Talent Committee to be responsive to the uncertainties and lack of predictability associated with being a biotechnology company dedicated to the discovery, development and commercialization of first-in-class therapeutics with novel mechanisms of action.

Equity Awards. The Compensation and Talent Committee believes that providing a material portion of our executive officers’ total compensation in equity awards aligns the interests of our executive officers with our stockholders, by linking the value of compensation to the value of our Common Stock. In determining the form and size of equity awards, the Compensation and Talent Committee considers information provided by Aon as to whether the complete compensation packages provided to each named executive officer, including prior equity awards, are sufficient to retain, motivate and adequately reward the executive for his or her contributions. In addition, in determining the size of equity awards, the Compensation and Talent Committee considers the anticipated value of the named executive officer’s contributions going forward. We make new-hire and subsequent equity awards on pre-determined dates as follows:

•

Before an offer is made, the Compensation and Talent Committee approves the terms of new-hire equity awards above the senior director level. The Compensation and Talent Committee has authorized the CEO to approve new hire equity awards, within pre-approved guidelines, at or below the senior director level.

•	We generally grant subsequent equity awards to all eligible employees during the first quarter of each fiscal year.

We do not purposely accelerate or delay the public release of material information in consideration of a pending equity awards to allow the grantee to benefit from a more favorable stock price.

Stock Options. We grant stock options to our named executive officers when they join us and annually, on a discretionary basis, as part of our performance review and rewards process. All options have an exercise price equal to the fair market value of our Common Stock on the date of grant, and generally vest monthly based on continued service over a four-year period (with the exception of initial hire grants which cliff vest 25% at the end of the first anniversary from the grant date and then in monthly installment over the remaining three years). Options provide a return to the executive officer only if the executive officer remains a service provider to us, and then only if the market price of our Common Stock appreciates relative to the option exercise price over the period in which the option vests and beyond.

Restricted Stock Units. In 2019, we granted a blend of stock options and RSUs to our named executive officers. We believe this blended approach will enable us to deliver competitive equity awards and enhances the retention of key talent.

In determining the size of equity awards to named executive officers in a given year, the Compensation and Talent Committee may consider:

•

for each named executive officer, the value of equity awards granted to executives in similar positions at our Peer Companies, targeting long-term equity compensation at a level such that, when combined with target total cash compensation, the officer’s target total compensation opportunity is at or around the median for comparable positions;

•	the equity budget for a given year for all our employees, and the percentage of that budget allocated to be used for awards to our named executive officers;
•	the retention and motivation value of equity awards that have been previously granted to each named executive officer;
•	each named executive officer’s total potential ownership as a percentage of our total outstanding shares; and
•	internal pay equity among our named executive officers, to reflect the importance of each named executive officer’s responsibilities to our success as compared to our other named executive officers.

Broad-based employee benefits with limited perquisites. Our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance, employee stock purchase and 401(k) plans. These benefits are available on the same terms and conditions as to our other employees. Our named executive officers do not receive any perquisites other than those provided to all employees.

Severance Benefits and Employment Agreements. We have executive employment agreements with each of our named executive officers that provide for salary and benefit continuation, bonus payments and accelerated vesting of equity awards upon the termination of their employment either by us without cause, or by the executive for good reason following a loss of position in connection with a change of control of the Company. The terms of these agreements are described in the section below entitled “Potential Payments Upon Change of Control.”

The Compensation and Talent Committee believes these agreements are an essential element of our executive compensation program and assists the Compensation and Talent Committee in recruiting and retaining talented executives. The Compensation and Talent Committee also believes these benefits serve to minimize the distractions to the executive, reduce the risk that the executive will depart the Company before an acquisition is consummated, and allow the executive to focus on continuing normal business operations and the success of a potential business combination, rather than worrying about how business decisions that may be in our best interests and the interest of our stockholders will impact his or her own financial security. That is, these change of control arrangements help ensure stability among our executive ranks and will enable our executives to maintain a balanced perspective in making overall business decisions during periods of uncertainty. Further, these agreements are in line with customary practices at an executive level at the Peer Companies.

Corporate and Individual Achievement Assessment Impacting Compensation Components

Corporate Achievement. Before the start of each calendar year, management prepares a set of corporate goals covering our expected operating and financial performance for the fiscal year. Our corporate goals are focused on corporate metrics and objectives that are intended to provide both near- and long-term stockholder value. The Compensation and Talent Committee then reviews and approves these corporate goals.

For 2019, the Compensation and Talent Committee approved corporate goals included:

•	advancement of development candidates from research into IND-enabling studies and initiate new research programs;
•	continued development of omecamtiv mecarbil in the clinical trials GALACTIC-HF and METEORIC-HF and support plans with Amgen Inc. regarding the drug candidate AMG 594;
•

concluding activity on FORTITUDE-ALS, our Phase 2 clinical trial of reldesemtiv in patients with amyotrophic lateral sclerosis (“ALS”) and plan for continued development of reldesemtiv in ALS and spinal muscular atrophy;

•	continued development of the drug candidate CK-3773274;
•	further corporate development activities; and
•	achieve financial management objectives.

At the end of each year, the Compensation and Talent Committee determines the overall level of corporate achievement, including assessing our performance relative to these goals. The Compensation and Talent Committee does not use a rigid formula in determining the Company’s level of achievement, but instead considers:

•	the degree of success achieved for each corporate goal, comparing actual results against the pre-determined deliverables associated with each objective;
•	the difficulty of the goal;
•	whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results;
•	other factors that may have made the stated goals more or less important to our success; and
•	other accomplishments by us during the year or other factors that, although not included as part of the formal goals, are nonetheless deemed important to our near- and long-term success.

Individual Goals. Individual goals for each named executive officer are derived from the corporate goals that relate to his or her functional area, except for our CEO, who has no individual goals apart from the corporate goals. Our CEO establishes the individual goals for 2019 with each other named executive officer described below based on the relevant corporate goals and key functional area priorities for the year.

•	Mr. Cragg’s goals included human resources and facilities-related objectives.
•	Mr. Jaw’s goals included corporate development objectives and achieving financial management objectives.
•	Dr. Malik’s goals included advancement of research and development candidates and clinical trial milestone achievements.
•	Mr. Schlossberg’s goals included legal affairs and secretary-related objectives.

Target bonus levels for 2019 performance for each of the named executive officers expressed as a percentage of base salary, and the relative weightings of individual goals and corporate goals, were as follows:

Named Executive Officer	Target Bonus % of Salary	Corporate Goal Weighting	Individual Goal Weighting
Robert I. Blum	60%	100%	0%
David W. Cragg	40%	75%	25%
Ching Jaw	40%	75%	25%
Fady I. Malik, M.D., Ph.D.	40%	75%	25%
Mark A. Schlossberg, Esq.	40%	75%	25%

The 2019 target bonus levels were at the median level for similar executive positions as compared to the Peer Company data for 2019.

2019 Compensation Decisions

In February 2019, based on progress in the advancement of our skeletal and cardiac muscle programs, the achievement of research program milestones, the expansion of a collaboration agreement, progress toward business development goals, other financing objectives and certain research goals, the Compensation and Talent Committee determined that we had an overall corporate achievement level of 75% for 2018. The Compensation and Talent Committee also determined the level of individual achievement for each named executive officer, which includes, but is not limited to, an assessment of the individual’s performance relative to these goals.

The Compensation and Talent Committee does not use a rigid formula in determining each named executive officer’s level of achievement, but considered:

•	the degree of success achieved against the specific deliverables associated with each objective;
•	the difficulty of the goal;
•	whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results;
•	the overall performance of the functional areas for which the individual has responsibility;
•	the manner in which the individual contributes to our overall success, including areas outside of his or her responsibility;
•	the overall management of the individual’s staff;
•	other factors that may have made the stated goals more or less important to our success; and
•	other accomplishments by the named executive officer during the year that, although not included as part of the formal goals, are nonetheless deemed important to our near- and long-term success.

The Compensation and Talent Committee does not assign weights in these assessments but uses its discretion and judgment to determine a percentage that it believes fairly represents the individual’s achievement level for the year.

Mr. Blum’s individual achievement level is based solely on the corporate achievement level. In February 2019, the Compensation and Talent Committee determined that the other named executive officers had individual achievement levels for 2018 as follows: Mr. Cragg – 100%, Mr. Jaw – 90% and Dr. Malik — 90%; and increased base salaries, granted bonus amounts and granted equity awards for named executive officers. The Compensation and Talent Committee exercised some discretion in determining the following changes to compensation to individual compensation for our named executive officers in 2019, with base salary changes effective March 1, 2019:

Robert I. Blum

Salary. Increased base salary from $633,450 to $660,000.

Bonus. Awarded a bonus of $250,000 for his performance in 2018.

Equity. Granted options to purchase 240,000 shares of Common Stock and 120,000 RSUs.

David W. Cragg

Salary. Increased base salary from $336,495 to $383,604, including an increase related to a promotion.

Bonus. Awarded a bonus of $95,691 for his performance in 2018.

Equity. Granted options to purchase 50,000 shares of Common Stock and 30,000 RSUs.

Ching Jaw

Salary. Increased base salary from $416,150 to $432,796.

Bonus. Awarded a bonus of $110,000 for his performance in 2018.

Equity. Granted options to purchase 50,000 shares of Common Stock and 30,000 RSUs.

Fady I. Malik, M.D., Ph.D.

Salary. Increased base salary from $477,081 to $496,164.

Bonus. Awarded a bonus of $150,281 for his performance in 2018.

Equity. Granted options to purchase 80,000 shares of Common Stock and 80,000 RSUs.

2020 Compensation Decisions

In February 2020, the Compensation and Talent Committee, after exercising its discretion, voted to approve salary increases, payment of a cash bonus and equity awards for our named executive officers with base salary changes effective March 1, 2020.

Named Executive Officer	2020 Base Salary	Cash Bonus for 2019	Option Grants	RSU Grants	2020 Target Bonus % of Salary
Robert I. Blum	$686,400	$336,600	240,000	120,000	60%
David W. Cragg	$398,948	$135,412	60,000	30,000	40%
Ching Jaw	$450,108	$149,315	60,000	30,000	40%
Fady I. Malik, M.D., Ph.D.	$516,011	$168,200	90,000	50,000	40%
Mark A. Schlossberg, Esq.	$468,000	$150,750	60,000	30,000	40%

Tax Deductibility of Executive Compensation

Publicly held companies may not deduct compensation paid to certain executive officers to the extent such compensation exceeds $1 million per officer in any year. The Compensation and Talent Committee will continue to monitor potential tax deduction limitations to its ongoing compensation arrangements. Because of ambiguities and uncertainties as to the application and interpretation of tax law and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the “performance-based compensation” exemption from the deduction limit, no assurance can be given that any compensation that may have been (or if granted under a binding written contract in place as of November 2, 2017 may be) intended to satisfy the requirements for exemption from these limitations, in fact will be exempt. In determining the form and amount of compensation for our named executive officers, the Compensation and Talent Committee may continue to consider all elements of the cost of such compensation, including the potential impact of deduction limitations. While the Compensation and Talent Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation and Talent Committee may also look at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Accounting Considerations

In determining the size and type of equity awards, the Compensation and Talent Committee considers the potential impact of the accounting guidance for stock-based compensation. We do not set a specific budget for equity compensation based on the accounting cost.

Compensation Recovery Policy

One of the objectives of our compensation program for our named executive officers is to make a substantial portion of compensation dependent on our overall financial performance. In order to ensure that our named executive officers take full account of risks to us and our stockholders in their decision-making, and to reduce such risks wherever practicable, our Board of Directors adopted and delegated to the Compensation and Talent Committee a policy that allows us to seek repayment of incentive compensation that was erroneously paid, commonly referred to as a Clawback Policy. This policy provides that if the Board of Directors, or the Compensation and Talent Committee as applicable, determines that there has been a material misstatement of publicly issued financial results from those previously issued to the public due to a knowing violation of SEC rules and regulations or our policies, or the willful commission of an act of fraud, dishonesty, gross recklessness or gross negligence, our Board of Directors or Compensation and Talent Committee will review all incentive compensation made to our named executive officers during the three-year period prior to the restatement on the basis of having met or exceeded specific performance targets. If such payments would have been lower had they been calculated based on such restated results, we will (to the extent permitted by governing law) seek to recoup the payments in excess of the amount that would have been paid based on the restated results.

In addition, if we are required as a result of misconduct to restate our financial results due to the material noncompliance with any financial reporting requirements under federal securities laws, our CEO and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they received.

We encourage our executives to hold a significant equity interest in the Company, but we have not set specific ownership guidelines. We have a policy that prohibits our executives, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Compensation and Talent Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Our Compensation and Talent Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Talent Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Members of the Compensation and Talent Committee

Santo J. Costa, Chair
L. Patrick Gage
Sandford D. Smith
Wendell Wierenga

Compensation Committee Interlocks and Insider Participation

During 2019, no current or former member of the Compensation and Talent Committee or named executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation and Talent Committee. The current and former members of the Compensation and Talent Committee were not officers or employees of the Company while a member of the Compensation and Talent Committee during 2019.

Risk Analysis of the Compensation Programs

The Compensation and Talent Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The design of our compensation policies and programs is intended to encourage our employees to remain focused on both our short- and long-term goals. For example, while our cash bonus plans measure corporate and individual performance on an annual basis, the stock options typically vest over a number of years, which the Compensation and Talent Committee believes encourages employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Executive Summary Compensation Table for 2019

The following table summarizes the total compensation earned by or paid to each named executive officer for the fiscal years ended December 31, 2019, 2018 and 2017:

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	All Other Compensation(3)	Total
Mr. Blum, Principal Executive Officer	2019	$655,575	$250,000	$856,800	$1,713,600	$—	$3,475,975
	2018	$630,375	$295,200	$780,000	$1,560,000	$—	$3,265,575
	2017	$611,667	$350,000	$431,586	$1,474,586	$—	$2,867,838
Mr. Cragg, Chief Human Resources and Administration Officer	2019	$375,753	$95,691	$214,200	$357,000	$9,164	$1,051,808
	2018	$333,320	$91,663	$234,000	$312,000	$9,014	$979,998
	2017	$315,907	$101,129	$212,000	$212,000	$5,157	$846,193
Mr. Jaw, Principal Financial Officer	2019	$430,022	$110,000	$214,200	$357,000	$9,164	$1,120,386
	2018	$415,125	$67,650	$156,000	$312,000	$3,177	$953,952
	2017	$212,885	$—	$—	$611,130	$150,875	$974,890
Dr. Malik, Executive Vice President, Research and Development	2019	$492,984	$150,281	$357,000	$571,200	$9,164	$1,580,629
	2018	$474,765	$150,535	$312,000	$585,000	$8,700	$1,531,000
	2017	$460,937	$175,000	$215,793	$359,655	$8,550	$1,219,935
Mr. Schlossberg, Senior Vice President, Legal and General Counsel and Secretary	2019	$434,659	$—	$—	$703,000	$129,814	$1,267,473

(1)	Includes amounts earned but deferred pursuant to our 401(k) plan at the election of the named executive officers.
(2)

Reflects the grant date fair value of RSUs and options granted. Assumptions used for the valuation of these grants are set forth in Note 9 to our audited financial statements for the fiscal year ended December 31, 2019 and included in our Annual Report on Form 10-K for the prior three years.

(3)

Includes our matching contribution for the named executive officer participation in our 401(k) plan. For Mr. Jaw, includes the compensatory portion of payments to Mr. Jaw in connection with joining us in June 2017 and related relocation expense. For Mr. Schlossberg in connection with joining us in January 2019, includes related relocation expense.

Outstanding Equity Awards at December 31, 2019

The following table sets forth information regarding outstanding equity awards held by each named executive officer as of December 31, 2019.

			Option Awards				Stock Awards
Named Executive Officer	Grant Date		Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units That Have Not Vested
			Exercisable	Unexercisable
Robert I. Blum	2/24/2010	(1)	45,000	—	$18.48	2/24/2020
	2/28/2011	(1)	83,332	—	$9.42	2/28/2021
	3/5/2012	(1)	74,999	—	$6.30	3/5/2022
	3/5/2013	(1)	133,333	—	$6.00	3/5/2023
	2/24/2014	(1)	200,000	—	$9.65	2/24/2024
	2/26/2015	(1)	200,000	—	$7.96	2/26/2025
	2/23/2016	(2)	263,541	11,459	$6.67	2/23/2026
	2/28/2017	(3)	145,208	59,792	$10.60	2/28/2027
	2/27/2018	(4)	91,666	108,334	$7.80	2/27/2028
	2/26/2019	(5)	50,000	190,000	$7.14	2/26/2029
	2/28/2017	(6)					12,000	$127,320
	2/27/2018	(7)					60,000	$636,600
	2/26/2019	(8)					120,000	$1,273,200
David W. Cragg	2/24/2010	(1)	15,000	—	$18.48	2/24/2020
	2/28/2011	(1)	16,666	—	$9.42	2/28/2021
	3/5/2012	(1)	14,999	—	$6.30	3/5/2022
	3/5/2013	(1)	25,000	—	$6.00	3/5/2023
	2/24/2014	(1)	45,000	—	$9.65	2/24/2024
	2/26/2015	(1)	40,000	—	$7.96	2/26/2025
	2/23/2016	(2)	52,708	2,292	$6.67	2/23/2026
	2/28/2017	(3)	14,166	5,834	$10.60	2/28/2027
	2/27/2018	(4)	18,333	21,667	$7.80	2/27/2028
	2/26/2019	(5)	10,416	39,584	$7.14	2/26/2029
	2/28/2017	(6)					4,000	$42,440
	2/27/2018	(7)					18,000	$190,980
	2/26/2019	(8)					30,000	$318,300
Ching Jaw	6/30/2017	(9)	46,875	28,125	$12.10	6/30/2027
	2/27/2018	(4)	18,333	21,667	$7.80	2/27/2028
	2/26/2019	(5)	10,416	39,584	$7.14	2/26/2029
	2/27/2018	(7)					12,000	$127,320
	2/26/2019	(8)					30,000	$318,300
Fady I. Malik, M.D., Ph.D.	2/24/2010	(1)	8,333	—	$18.48	2/24/2020
	2/28/2011	(1)	12,500	—	$9.42	2/28/2021
	3/5/2012	(1)	29,166	—	$6.30	3/5/2022
	3/5/2013	(1)	50,000	—	$6.00	3/5/2023
	2/24/2014	(1)	100,000	—	$9.65	2/24/2024
	2/26/2015	(1)	100,000	—	$7.96	2/26/2025
	2/23/2016	(2)	95,833	4,167	$6.67	2/23/2026
	2/28/2017	(3)	35,416	14,584	$10.60	2/28/2027
	2/27/2018	(4)	34,375	40,625	$7.80	2/27/2028
	2/26/2019	(5)	16,666	63,334	$7.14	2/26/2029
	2/28/2017	(6)					6,000	$63,660
	2/27/2018	(7)					24,000	$254,640
	2/26/2019	(8)					50,000	$530,500
Mark Schlossberg, Esq.	1/31/2019	(10)	—	100,000	$7.03	1/31/2029

(1)	The shares subject to this option are fully vested.
(2)	The unvested shares vest in equal monthly installments through 2/23/2020.
(3)	The unvested shares vest in equal monthly installments through 2/28/2021.
(4)	The unvested shares vest in equal monthly installments through 2/27/2022.
(5)	The unvested shares vest in equal monthly installments through 2/26/2023.
(6)	The unvested shares vest on 2/28/2020.
(7)	The unvested stock award vests 40% of the shares granted on 2/27/2020 and 20% of the shares granted on 2/27/2021.

(8)	The unvested stock award vests 40% of the shares granted on 2/26/2020, 40% of the shares granted on 2/26/2021 and 20% of the shares granted on 2/26/2022.
(9)	The unvested shares vest in equal monthly installments through 6/30/2021.
(10)	The unvested shares vest 25% on 1/31/2020 and then in equal monthly installments through 1/31/2023.

The market value of the stock units that have not yet vested is based on the closing price of $10.61 per share of our Common Stock on December 31, 2019.

Grants of Plan-Based Awards in 2019

The following table sets forth information regarding plan-based awards each named executive officer during 2019.

		Estimated Future Payouts Under Employee Bonus Plan (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Robert I. Blum		$0	$396,000	$475,200
	2/26/2019	—	—	—	120,000		$7.14	$856,800
	2/26/2019	—	—	—		240,000	$7.14	$1,713,600
David W. Cragg		$0	$153,442	$184,130
	2/26/2019	—	—	—	30,000		$7.14	$214,200
	2/26/2019	—	—	—		50,000	$7.14	$357,000
Ching Jaw		$0	$173,118	$207,742
	2/26/2019	—	—	—	30,000		$7.14	$214,200
	2/26/2019	—	—	—		50,000	$7.14	$357,000
Fady I. Malik, M.D., Ph.D.		$0	$198,466	$238,159
	2/26/2019	—	—	—	50,000		$7.14	$357,000
	2/26/2019	—	—	—		80,000	$7.14	$571,200
Mark A. Schlossberg, Esq.		$0	$180,000	$216,000
	1/31/2019	—	—	—	—	100,000	$7.03	$703,000

(1)

Reflects each named executive officer’s participation in our Employee Bonus Plan, calculated based on each officer’s respective base salary and position.  Amounts actually earned under this plan are reflected in the Summary Compensation Table.

(2)	Options granted under the 2004 EIP that vest over a four-year period beginning on the grant date.
(3)	Equal to the number of awards multiplied by the closing trading price of our Common Stock on the grant date.

Option Exercises and Vesting of Stock in 2019

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Robert I. Blum	—	—	64,000	463,280
David W. Cragg	—	—	20,000	144,760
Ching Jaw	—	—	8,000	58,000
Fady I. Malik, M.D., Ph.D.	—	—	28,000	202,640
Mark A. Schlossberg, Esq.	—	—	—	—

(1)	Equal to the closing trading price of our Common Stock on the day of vesting multiplied by the number of shares released on vesting.

Executive Employment and Other Agreements

We have executive employment agreements with each named executive officer that provide for such officers to remain at-will employees and to receive salary, bonus and benefits as determined at the discretion of the Board of Directors for such officers to receive certain benefits if, within the eighteen-month period following a change of control of the Company, they resign for good reason or are terminated by us or our successor other than for cause. See “Potential Payments Upon Termination or Change of Control” below.

Pension Benefits

We do not provide our employees, including our named executive officers, with a defined benefit pension plan or any supplemental executive retirement plans or retiree health benefits.

Nonqualified Deferred Compensation

We do not have a nonqualified defined contribution plan or other nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change of Control

We have executive employment agreements with each named executive officer that provide for such officers to remain at-will employees and to receive salary, bonus and benefits as determined at the discretion of the Board of Directors for such officers to receive certain benefits if, within the eighteen-month period following a change of control of the Company, they resign for good reason or are terminated by us or our successor other than for cause (a “qualifying resignation or termination”) and such officer signs a standard release of claims with us.

In addition, our executives will receive accelerated vesting of equity awards upon a change of control in which the acquirer does not assume all equity awards. However, we do not have any other agreements, plans or arrangements that provide for severance or other benefits upon termination for other reasons.

“Good reason” includes a material reduction in salary; a material decrease in duties or responsibilities; a material decrease in the duties or responsibilities of the supervisor to whom the executive officer is required to report; a material decrease in the budget over which the executive officer has authority; relocation of the place of employment to a location more than fifty miles from our location at the time of the change in control; or a material breach of the executive employment agreement by us or our successor.

“Cause” includes failure to substantially perform the duties of the job other than due to physical or mental illness; engaging in conduct that is materially injurious to us or constitutes gross misconduct; material breach of the executive employment agreement by the executive officer; material breach of our policies that have been adopted by the Board of Directors; conviction of a felony; or fraud against us.

Under their executive employment agreements, upon a qualifying resignation or termination, Mr. Cragg, Mr. Jaw, Dr. Malik and Mr. Schlossberg will become entitled to receive: continuing severance payments at a rate equal to their base salary for a period of eighteen months; a lump sum payment equal to their full target annual bonus; acceleration in full of vesting of equity awards held by them; and continued employee benefits until the earlier of eighteen months following the date of termination or resignation or the date they obtain employment with generally similar employee benefits. In the event that such payments constitute “parachute payments” within the meaning of Section 280G of the Code and become subject to the excise tax imposed under Section 4999 of the Code, the executive employment agreements of Mr. Cragg, Mr. Jaw, Dr. Malik and Mr. Schlossberg each provide that the benefit amount may be reduced so that no portion of the payment is subject to the excise tax.

Under his executive employment agreement, upon a qualifying resignation or termination, Mr. Blum will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of twenty-four months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of equity awards held by him; and continued employee benefits until the earlier of twenty-four months following the date of termination or resignation or the date he obtains employment with generally similar employee benefits. In the event that such payments constitute “parachute payments” within the meaning of Section 280G of the Code and become subject to the excise tax imposed under Section 4999 of the Code, Mr. Blum is eligible to receive a payment from us sufficient to pay the excise tax, and a tax gross-up payment, which is an additional payment sufficient to pay the excise tax and other income taxes resulting from the initial excise tax payment. This excise tax and tax gross-up payment has been in Mr. Blum’s employment agreement since May 2007 and has been a benefit we have historically offered at the CEO level based on the uniqueness and importance of that role to our business.

The provisions of each executive employment agreement are intended to comply with the requirements of Section 409A so that none of the severance payments or benefits to be provided under the agreements will be subject to the additional tax imposed under Section 409A. If severance payments to an executive officer at the time of termination would trigger the additional tax imposed under Section 409A, then such payments will instead become payable to the executive officer starting six months and one day after the termination date.

Severance payments and benefits provided to an executive officer under an executive employment agreement following a qualifying resignation or termination are subject to certain conditions including adherence to existing confidentiality, proprietary information and invention assignment agreements, and non-competition clauses.

The following table summarizes the potential benefits the named executive officers would receive in the circumstances described above assuming their employment had been terminated on December 31, 2019:

Named Executive Officer	Salary	Bonus	Acceleration of Vesting of Equity Grants(1)	Acceleration of Vesting of Options(1)	Continuation of Employee Benefits(2)	Total
Robert I. Blum	$1,320,000	$396,000	$2,037,120	$1,009,465	$102,144	$4,864,729
David W. Cragg	$575,406	$153,442	$551,720	$207,330	$53,694	$1,541,592
Ching Jaw	$649,194	$173,118	$445,620	$198,241	$54,450	$1,520,623
Fady I. Malik, M.D., Ph.D.	$744,246	$198,466	$848,800	$350,489	$76,608	$2,218,609
Mark A. Schlossberg, Esq.	$675,000	$180,000	$—	$358,000	$54,445	$1,267,445

(1)

The value of the acceleration of vesting of the equity grants is calculated using the closing market price of our Common Stock at December 31, 2019 of $10.61 and the value of the acceleration of vesting of options is calculated as the amount by which that closing market price exceeds the exercise price for unvested stock options at December 31, 2019.

(2)	Represents the cost of premiums for medical, dental, vision, life and disability insurance coverage under our group employee benefit plans.

Principal Executive Officer Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rule (the “Rule”), the following table provides the ratio of the total compensation for 2019 for Mr. Blum, our principal executive officer (‟PEO”) to the total compensation for 2019 for our median employee follows:

PEO Compensation for 2019	$3,475,975
Median Employee Compensation for 2019	$204,448
Ratio of PEO Compensation to Median Employee Compensation for 2019	17 to 1

The pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with the Rule and applicable guidance. The Rule and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, as the SEC explained when it adopted the Rule, in considering the pay-ratio disclosure, stockholders should keep in mind that the Rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay-ratio disclosures.

In determining the median employee, we prepared a listing of all employees using a measurement date of December 31, 2019, annualized the salaries for those employees that were not employed for all of 2019 and identified the employee at the median of the listing of annualized salaries (the “Median Employee”). We calculated the Median Employee Compensation for 2019 for the Median Employee on the same basis as the total compensation of Mr. Blum in the Summary Compensation Table.

Equity Compensation Plans at December 31, 2019

The following table provides certain information with respect to all our equity compensation plans at December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	8,623,307	$7.76	4,504,575	(1)
Equity compensation plans not approved by stockholders	—	—	—
	8,623,307	$7.76	4,504,575

(1)

The equity compensation plans approved by stockholders are described in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. Includes 4,423,071 securities available under the 2004 EIP and 81,504 securities available for issuance under the 2015 ESPP as of December 31, 2019.

DIRECTOR COMPENSATION

Annual Retainers for Service

Non-employee directors receive an annual base retainer for service on the Board of Directors and an additional annual committee retainer for each committee on which they serve. Annual retainers are as follows:

Base Retainer	Board of Directors Chair	$75,000
	Lead outside director (if any)	$42,500
	Other directors	$40,000
Committee Chair Retainer	Audit Committee	$20,000
	Compensation and Talent Committee	$15,000
	Nominating and Governance Committee	$10,000
	Science and Technology Committee	$25,000
Committee Member Retainer	Audit Committee	$10,000
	Compensation and Talent Committee	$7,500
	Nominating and Governance Committee	$5,000
	Science and Technology Committee	$7,500

Election to Receive Retainers in Cash or Stock Options

Each non-employee director may make an annual election to receive the annual base retainer (but not committee retainers) either in cash or to receive either 50% or 100% of that retainer in stock options granted on the first business day of a calendar year. The number of stock options granted is calculated at a rate of 2.5 times the cash retainer amount divided by the closing price of our Common Stock on the date of grant. For example, if a director with $40,000 from the base retainer elects to receive 100% of the retainer in stock options, $100,000 (2.5 times $40,000) is divided by the closing stock price on the date of grant to determine the number of stock options granted. These stock options vest monthly over twelve months.

Automatic Grants to Non-Employee Directors

Under the 2004 EIP, non-employee directors receive automatic grants of stock options. Non-employee directors receive an initial option grant of 35,000 shares on joining the Board of Directors. Continuing directors receive an annual option grant of 20,000 shares, generally at the time of the annual meeting of stockholders. Generally, an initial grant to a director vests monthly over three years and grants to continuing directors vest monthly over one year. Our Board of Directors continues to have discretion to grant options to new and continuing non-employee directors. A non-employee director that resigns from the Board of Directors has one year following resignation to exercise vested options.

Director Summary Compensation Table for 2019

Employee directors receive no separate compensation for service as a member of the Board of Directors. The following table summarizes the total compensation for 2019 earned by our non-employee Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Dr. Califf	$27,500	$153,610	$181,110
Mr. Costa	$60,000	$147,206	$207,206
Dr. Gage	$100,000	$147,206	$247,206
Dr. Henderson	$22,500	$185,644	$208,144
Dr. Kaye	$17,500	$177,101	$194,601
Ms. Parshall	$45,000	$168,562	$213,562
Mr. Smith	$37,500	$162,154	$199,654
Dr. Wierenga	$72,500	$147,206	$219,706

Automatic grants of stock options to non-employee directors were granted at the time of the 2019 annual meeting of stockholders at an exercise price of $10.68 per share. As of January 2, 2019, non-employee directors elected to receive stock options in lieu of some or all their retainers as follows: Dr. Califf – 1,374; Dr. Henderson – 8,247; Dr. Kaye – 6,414; Ms. Parshall – 4,582; and Mr. Smith – 3,207, all at an exercise price of $6.82 per share. Option awards reflect the grant-date fair value of stock options grants. As of December 31, 2019, the aggregate number of stock options held by our non-employee directors were as follows: Dr. Califf – 74,374; Mr. Costa – 118,331; Dr. Gage – 230,771; Dr. Henderson – 223,178; Dr. Kaye – 126,081; Ms. Parshall – 158,445; Mr. Smith – 168,392; and Dr. Wierenga – 161,408. Assumptions used for the valuation of stock option grants are set forth in Note 9 to our financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2019. We reimburse our non-employee directors for out-of-pocket expenses incurred in connection with service on our Board of Directors.

We maintain director and officer indemnification insurance policies that covers the Company as well as directors and officers individually. The policies currently run from June 1, 2019 through June 1, 2020 at a total annual cost of $694,120 The primary carrier is Old Republic Insurance Company.

DELINQUENT SECTION 16(a) REPORTS

To the Company’s knowledge, based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during the year ended December 31, 2019 other than (i) one late Form 4 by John T. Henderson, M.B., Ch.B. to report the purchase of 6,000 shares of Common Stock on November 19, 2019 (Form 4 filed January 2, 2020) and (ii) one late Form 5 by L. Patrick Gage, Ph.D. to report the disposal by gift of 2,000 shares of Common Stock on May 22, 2019 (Form 5 filed on March 20, 2020)

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

Our policy is that any transaction with a related party that is required to be reported under applicable SEC rules, other than compensation-related matters and waivers of our Code of Ethics, must be reviewed and approved according to an established procedure. Such a transaction is reviewed and, if appropriate, approved or declined by the Audit Committee as required by the Audit Committee’s charter. We have not adopted specific standards for approval of these transactions, but instead review each such transaction on a case-by-case basis. Our policy is to require that all such compensation-related matters be reviewed by the Compensation and Talent Committee and, if approved, submitted to the Board of Directors for review and approval. Any waiver of our Code of Ethics must be reviewed by the Nominating and Governance Committee and, if approved, must be reported as required under applicable SEC rules.

Indemnification of Directors and Officers

We provide indemnification for our directors and officers so that they will be free from undue concern about personal liability in connection with their service to us. Under our bylaws, we are required to indemnify our directors and officers to the extent not prohibited under Delaware or other applicable law. We have also entered into indemnification agreements with each of our directors and officers, which require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify us or your broker. Direct your written request to Investor Relations, Cytokinetics, Incorporated, 280 East Grand Avenue, South San Francisco, California 94080 or contact Investor Relations at 650-624-3283. Stockholders who currently receive multiple copies of the Notice at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS
Dated: March 26, 2020

APPENDIX A

CYTOKINETICS, INCORPORATED

2015 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 3, 2015

APPROVED BY THE STOCKHOLDERS: MAY 20, 2015

AMENDED AND RESTATED AND APPROVED BY THE STOCKHOLDERS: [May 13, 2020]

1. PURPOSE AND EFFECTIVE DATE.

(a) The purpose of this Amended and Restated 2015 Employee Stock Purchase Plan (the “Plan”) is to provide a means by which Eligible Employees of Cytokinetics, Incorporated and certain designated Related Corporations may be given an opportunity to purchase shares of the Company’s Stock. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its related corporations. Capitalized terms have the meaning ascribed to them in Section 14.

(b) The Plan became effective November 1, 2015 (the “Effective Date”). If approved by stockholders, the amendment to and restatement of the Plan will become effective on the date the stockholders vote to approve the Plan.

2. ADMINISTRATION.

(a) The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights to purchase shares of Stock will be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company will be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it will deem necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under it.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES OF STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Stock that may be sold pursuant to Purchase Rights will not exceed in the aggregate 1,159,879 shares of Stock, which number consists of (i) 500,000 shares of Stock, plus (ii) 159,879 shares of Stock that were remaining in the reserve of the Company’s 2004 Employee Stock Purchase Plan upon its termination, plus 500,000 new shares of Stock.

(b) If any Purchase Right granted under the Plan will terminate without having been exercised in full, the shares of Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Stock, including shares repurchased by the Company on the open market.

4. GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, which will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless they otherwise indicate in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of the shares of Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Stock on the Offering Date, then (i) that Offering will terminate immediately, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5. ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, such person will not receive any Purchase Right under that Offering.

(c) No Employee will be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation who are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6. PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering will be exercised and purchases of shares of Stock will be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Stock acquired pursuant to Purchase Rights will be not less than the lesser of: (i) an amount equal to 85% of the Fair Market Value of the shares of Stock on the Offering Date; or (ii) an amount equal to 85% of the Fair Market Value of the shares of Stock on the applicable Purchase Date.

7. PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the

Company may provide). Each such enrollment form will authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company will distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering will thereupon terminate. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company will distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d) Purchase Rights will not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company will have no obligation to pay interest on Contributions.

8. EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions will be applied to the purchase of shares of Stock up to the maximum number of shares of Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Stock and such remaining amount is less than the amount required to purchase one share of Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount will be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Stock is at least equal to the amount required to purchase one whole share of Stock on the final Purchase Date of the Offering, then such remaining amount will be distributed in full to such Participant at the end of the Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date will not be delayed more than 12 months and the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering will be exercised and all Contributions accumulated during the

Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Stock) will be distributed to the Participants without interest.

9. COVENANTS OF THE COMPANY.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10. DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation will be on a form provided by or otherwise acceptable to the Company.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares of Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. ADJUSTMENTS UPON CHANGES IN STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities imposed by purchase limits under each ongoing Offering. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions will be used to purchase shares of Stock within ten (10) business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings will terminate immediately after such purchase.

12. AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

13. MISCELLANEOUS PROVISIONS.

(a) Proceeds from the sale of shares of Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Stock subject to Purchase Rights unless and until the Participant’s shares of Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

14. DEFINITIONS.

The following definitions will apply to the capitalized terms used in the Plan:

(a) “Board” means the Board of Directors of the Company.

(b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e) “Company” means Cytokinetics, Incorporated, a Delaware corporation.

(f) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(g) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) the merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(h) “Director” means a member of the Board.

(i) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(j) “Employee” means any person who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation.

(k) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as defined in Section 423(b) of the Code.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of the Stock determined as follows:

(i) If the Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Stock on the date of determination, then the Fair Market Value will be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Stock, the Fair Market Value will be determined by the Board in good faith.

(n) “Offering” means the grant of Purchase Rights to purchase shares of Stock under the Plan to Eligible Employees.

(o) “Offering Date” means a date selected by the Board for an Offering to commence.

(p) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(r) “Plan” means this Cytokinetics, Incorporated 2015 Employee Stock Purchase Plan.

(s) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights will be exercised and as of which purchases of shares of Stock will be carried out in accordance with such Offering.

(t) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next Trading Day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(u) “Purchase Right” means an option to purchase shares of Stock granted pursuant to the Plan.

(v) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(w) “Securities Act” means the Securities Act of 1933, as amended.

(x) “Stock” means the Common Stock of the Company.

(y) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Stock are listed, including the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market, is open for trading.

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2020 ANNUAL MEETING OF CYTOKINETICS, INCORPORATED  2020 Annual Meeting of Cytokinetics, Incorporated  to be held on Wednesday, May 13, 2020 for Holders as of March 23, 2020  This proxy is being solicited on behalf of the Board of Directors  Date: May 13, 2020  Time: 10:30 A.M. PDT  Place: 280 East Grand Avenue, South San Francisco, CA 94080  Please separate carefully at the perforation and return just this portion in the envelope provided.  Please make your marks like this: Use dark black pencil or pen only  VOTE BY:   INTERNET  The Board of Directors recommends a vote FOR all the nominees for  director and FOR Proposals 2, 3 and 4.  TELEPHONE  Call  Go To  www.proxypush.com/CYTK  • Cast your vote online.  • View Meeting Documents.  1-866-390-9954   1: Election of the Board of Directors’ nominees as Class I Directors each to serve  for a three-year term and until their successors are duly elected and qualified  • Use any touch-tone telephone.  • Have your Proxy Card/Voting Instruction Form ready.  • Follow the simple recorded instructions.  OR  Directors  Recommend   MAIL   Withhold  For  01 L. Patrick Gage, Ph.D.  02 Edward M. Kaye, M.D.  03 Wendell Wierenga, Ph.D.  For  • Mark, sign and date your Proxy Card/Voting Instruction Form.  • Detach your Proxy Card/Voting Instruction Form.  • Return your Proxy Card/Voting Instruction Form in the  postage-paid envelope provided.  OR  For  For  The undersigned hereby appoints Robert Blum and Mark Schlossberg, and each of them, as the true and lawful  attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them,  to vote all the shares of common stock of Cytokinetics, Incorporated which the undersigned is entitled to vote at said  meeting or any adjournment thereof upon the matters specified and upon such other matters as may be properly  brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to  vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof  and revoking any proxy heretofore given.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS  GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1,  FOR PROPOSALS 2, 3 AND 4 AND AUTHORITY WILL BE DEEMED GRANTED TO TRANSACT SUCH OTHER  BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.   For Against Abstain  2: Approval of the Amended and Restated 2015  Employee Stock Purchase Plan to increase  the number of authorized shares reserved  for issuance under the 2015 Employee Stock  Purchase Plan by 500,000 shares  For  For  3: Ratification of the selection by the Audit  Committee of the Board of Directors of Ernst  & Young LLP as our independent registered  public accounting firm for the fiscal year  ending December 31, 2020  4: Approval, on an advisory basis, of the  compensation of the Company’s named  executive officers, as disclosed in its Proxy  Statement  For  PROXY TABULATOR FOR  CYTOKINETICS INC  P.O. BOX 8016  CARY, NC 27512-9903  5: Transact such other business as may properly  be brought before the meeting  Authorized Signatures - This section must be completed for your Instructions to be executed.   Please Sign Here Please Date Above   Please Sign Here Please Date Above  Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all  persons should sign. Trustees, administrators, etc., should include title and authority. Corporations  should provide full name of corporation and title of authorized officer signing the proxy.

Proxy — Cytokinetics, Incorporated  2020 Annual Meeting of Stockholders  May 13, 2020, 10:30 a.m. (Pacific Time)  This Proxy is Solicited on Behalf of the Board of Directors   The undersigned hereby appoints Robert Blum and Mark Schlossberg (the  “Named Proxies”), and each of them, as proxies for the undersigned, with  full power of substitution and revocation, to vote the shares of common stock  of Cytokinetics, Incorporated, a Delaware corporation (the “Company”), the  undersigned is entitled to vote at the Annual Meeting of Stockholders of the  Company to be held at the 280 East Grand Avenue, South San Francisco, CA  94080, on Wednesday, May 13, 2020 at 10:30 a.m. (PT) or any adjournment thereof.  The purpose of the Annual Meeting is to take action on the following:  1. Election of the Board of Directors’ nominees as Class I Directors each to  serve for a three-year term and until their successors are duly elected and  qualified  2. Approval of the Amended and Restated 2015 Employee Stock Purchase  Plan to increase the number of authorized shares reserved for issuance  under the 2015 Employee Stock Purchase Plan by 500,000 shares  3. Ratification of the selection by the Audit Committee of the Board of Directors  of Ernst & Young LLP as our independent registered public accounting firm  for the fiscal year ending December 31, 2020  4. Approval, on an advisory basis, of the compensation of the Company’s  named executive officers, as disclosed in its Proxy Statement  5. Transact such other business as may properly be brought before the  meeting  The three directors up for re-election are: L. Patrick Gage, Ph.D., Edward M.  Kaye, M.D., and Wendell Wierenga, Ph.D.  The Board of Directors recommends a vote FOR all nominees for director and  FOR Proposals 2, 3 and 4.  This proxy, when properly executed, will be voted in the manner directed  herein. If no direction is made, this proxy will be voted FOR all nominees for director and FOR each proposal. In their discretion, the Named Proxies  are authorized to vote upon such other matters as may properly come  before the Annual Meeting or any adjournment thereof.  You are encouraged to specify your choice by marking the appropriate box  (SEE REVERSE SIDE) but you need not mark any box if you wish to vote  in accordance with the Board of Directors’ recommendation. The Named  Proxies cannot vote your shares unless you sign and return this card.  Please separate carefully at the perforation and return just this portion in the envelope provided.  To attend the meeting and vote your shares in person, please mark this box.below. +